UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 18, 2010
ROYAL GOLD, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13357	84-0835164
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO		80202-1132
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: 303-573-1660
N/A
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02. Unregistered Sales of Equity Securities.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-4.1
EX-10.1
EX-10.2
EX-23.1
EX-99.1

Explanatory Note
This Amendment No. 1 to Form 8-K is an amendment to the Current Report on Form 8-K filed by Royal Gold, Inc. (“Royal Gold”) on February 18, 2010 (the “Original 8-K”), which Original 8-K provided the historical audited and unaudited financial information and unaudited pro forma financial information that was required to be filed under Item 9.01 of Form 8-K in connection with the anticipated completion of the business combination transaction described in the Original 8-K. Since the business combination transaction described in the Original 8-K has now been consummated, Royal Gold is filing this Amendment No. 1 to Form 8-K to supplement the Original 8-K with additional information required to be disclosed on Form 8-K in respect of the business combination transaction.
Item 1.01. Entry into a Material Definitive Agreement.
Consummation of Plan of Arrangement
On February 22, 2010 Royal Gold and International Royalty Corporation (“IRC”) consummated their previously announced Plan of Arrangement (the “Plan of Arrangement”), whereby Royal Gold, through RG Exchangeco Inc. (formerly known as 7296355 Canada Ltd.), a wholly-owned Canadian subsidiary of Royal Gold (“Canco”), acquired all of the issued and outstanding common shares of IRC (“IRC Common Shares”). Pursuant to the Plan of Arrangement, IRC shareholders will receive, in the aggregate: (i) cash consideration of approximately C$313.6 million and US$49.1 million, (ii) 5,234,086 common shares of Royal Gold (“Royal Gold Shares”), and (iii) 1,806,649 exchangeable shares of Canco (the “Exchangeable Shares”), which Exchangeable Shares are redeemable and exchangeable on a one-for-one basis for common shares of Royal Gold. Due to the prorationing mechanism in the Plan of Arrangement, IRC shareholders who elected all cash consideration will receive C$4.20 of their consideration in cash (or the US$ equivalent thereof based on the Bank of Canada noon spot rate of $1.0420, as of February 19, 2010, if they elected to receive their cash consideration denominated in US$) and 0.0593 Royal Gold Shares or Exchangeable Shares for each IRC Common Share properly submitted. IRC shareholders who elected all share consideration will receive 0.1385 Royal Gold Shares or Exchangeable Shares per IRC Common Share. Holders who elected or were deemed to have elected a combination of cash and shares will receive their proportionate cash and share consideration as pro-rated under the Plan of Arrangement.
Issuance of Royal Gold Shares
The Royal Gold Shares, the Exchangeable Shares and the Special Voting Stock (as defined below under the heading “Arrangements Relating to Exchangeable Shares”) issued pursuant to the Plan of Arrangement were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), that is located within Section 3(a)(10) of the Act. Section 3(a)(10) of the Act exempts the issuance of securities that have been approved, after a hearing upon the fairness of the terms and conditions at which all persons to whom it is proposed the securities will be issued shall have the right to appear, by any court expressly authorized by law to grant such approval. On February 19, 2010, the Ontario Superior Court of Justice, following a hearing, issued a final order as to the fairness of the Plan of Arrangement.
The common shares of Royal Gold issuable upon the exchange or redemption of the Exchangeable Shares were separately registered on a Registration Statement on Form S-3 (333-164975) filed by Royal Gold with the U.S. Securities and Exchange Commission on February 18, 2010.
Arrangements Relating to Exchangeable Shares
In connection with the consummation of the Plan of Arrangement, Royal Gold entered into (i) a Support Agreement, dated as of February 22, 2010 (the “Support Agreement”), among Royal Gold, RG Callco Inc., a wholly-owned Canadian subsidiary of Royal Gold, and Canco, and (ii) a Voting and Exchange Trust Agreement (the “Trust Agreement”), dated as of February 22, 2010, among Royal Gold, Canco and Computershare Trust Company of Canada, a trust company incorporated under the laws of Canada (the “Exchangeable Share Trustee”).
Pursuant to the Trust Agreement and the terms of the Special Voting Stock (as defined below), each holder of an Exchangeable Share other than Royal Gold or Royal Gold’s affiliates will effectively have the ability to cast votes at all Royal Gold stockholder meetings, or in connection with any written consents of Royal Gold’s stockholders, along with holders of common shares of Royal Gold. Pursuant to the Support Agreement and the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, each such holder of Exchangeable Shares will have the right to receive dividends, distributions and liquidation entitlements economically equivalent to those rights of a holder of common shares of Royal Gold, and have the right to exchange such Exchangeable Shares for common shares of Royal Gold. The Exchangeable Shares may be redeemed for common shares of Royal Gold if, among other circumstances, there are fewer than 750,000 Exchangeable Shares outstanding (other than Exchangeable Shares held by Royal Gold and its affiliates).
On February 19, 2010 and in anticipation of the consummation of the Plan of Arrangement, Royal Gold filed a Certificate of Designations, Preferences and Rights of the Special Voting Preferred Stock of Royal Gold, Inc. (the “Certificate of Designation”) with respect to a series of preferred stock of Royal Gold designated as the “Special Voting Preferred Stock” (the “Special Voting Stock”), which consists of one share and has the rights, privileges, restrictions and conditions described in the Certificate of Designation. No dividend will be payable to the holder of the Special Voting Stock, although under the Support Agreement, Royal Gold will be required to deliver economically equivalent dividends to holders of Exchangeable Shares through Canco. In the event of liquidation, dissolution or winding up, the Special Voting Stock shall not be entitled to receive any assets of Royal Gold available to its stockholders.
At each annual or special meeting of Royal Gold stockholders or upon any matters upon which written consents are sought from Royal Gold stockholders, the holder of the

Special Voting Stock will be entitled to vote on all matters submitted to a vote of the holders of common shares of Royal Gold, voting together with the holders of common shares of Royal Gold as a single class (except as otherwise provided by applicable law or in the Certificate of Designations with respect to the Special Voting Stock). The holder of the Special Voting Stock will be entitled to cast on any such matter a number of votes equal to the number of then outstanding Exchangeable Shares less (a) the number of Exchangeable Shares that are owned by Royal Gold or its affiliates, and (b) the number of Exchangeable Shares as to which the holder of the Special Voting Stock has not timely received voting instructions from the holders of such Exchangeable Shares.
The Special Voting Stock will not be subject to redemption, except that at such time as no Exchangeable Shares (other than those owned by Royal Gold and its affiliates) are outstanding, the Special Voting Stock will be automatically cancelled.
In connection with the consummation of the Plan of Arrangement and pursuant to the Trust Agreement, Royal Gold issued one share of Special Voting Stock to the Exchangeable Share Trustee on February 22, 2010.
The foregoing descriptions of the Exchangeable Shares, the Support Agreement, the Trust Agreement and the Certificate of Designation do not purport to be complete and are qualified in their entirety by reference to the Support Agreement, the Trust Agreement, the Certificate of Designation and the Provisions Attaching to the Exchangeable Shares, which are filed as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, hereto and incorporated by reference into this Item 1.01.
Financing, IRC Debentures, and IRC Credit Facility
Royal Gold financed the cash consideration payable under the Plan of Arrangement from its and IRC’s cash on hand and its $100 million term loan (the “Term Facility”) and its $125 million revolving credit facility (the “Revolving Facility”), each with HSBC Bank USA, National Association and Scotiabanc Inc. The descriptions of the Term Facility and the Revolving Facility set forth in Royal Gold’s Current Reports on Form 8-K dated January 20, 2010 and October 30, 2008, respectively, are incorporated herein by reference.
Also pursuant to the Plan of Arrangement, IRC’s C$30 million of senior debentures (the “IRC Debentures”) that mature on February 22, 2011 and bear interest at a rate of 5.5% per annum, payable semi-annually on February 28 and August 31, remain outstanding. IRC’s obligations under the IRC Debentures are collateralized by a general security agreement over all of the assets of IRC relating to the Voisey’s Bay royalty. On November 25, 2008, IRC entered into an agreement with a bank to fix the exchange rate to repay the principal balance of the IRC Debentures at C$1.00 to US$0.834725, based on the settlement date of February 22, 2011.
On February 19, 2010, IRC and The Bank of Nova Scotia agreed to cancel the undrawn US$40 million credit facility that The Bank of Nova Scotia had made available to IRC pursuant to the Credit Agreement dated as of January 8, 2007, as amended.
Item 2.01. Completion of Acquisition or Disposition of Assets.
The information set forth in Item 1.01 of this Current Report on Form 8-K in the section entitled “Consummation of Plan of Arrangement” is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K in the section entitled “Financing, IRC Debentures, and IRC Credit Facility” is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 of this Current Report on Form 8-K in the sections entitled “Consummation of Plan of Arrangement” and “Issuance of Royal Gold Shares” is incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The information set forth in Item 1.01 of this Current Report on Form 8-K relating to the Special Voting Stock and the Certificate of Designation in the section entitled “Arrangements Relating to Exchangeable Shares” is incorporated herein by reference. The Certificate of Designation is filed as Exhibit 4.1 hereto and is incorporated by reference into this Item 5.03.
Item 8.01. Other Events.
On February 22, 2010, Royal Gold and IRC announced completion of the Plan of Arrangement between Royal Gold and IRC pursuant to which Royal Gold has acquired all of the outstanding common shares of IRC. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
Audited Consolidated Financial Statements of IRC and its Subsidiaries
•	The consolidated balance sheets of IRC as at December 31, 2008 and 2007 and the consolidated statements of operations and comprehensive income, shareholders’ equity and cash flows for each of the years in the three year period ended December 31, 2008 and the effectiveness of internal controls over financial reporting of IRC as of December 31, 2008, and the auditors’ report contained thereon.

•	The consolidated balance sheets of IRC as at December 31, 2007 and 2006 and the consolidated statements of operations and comprehensive income, shareholders’ equity and cash flows for each of the years in the three year period ended December 31, 2007 and the effectiveness of internal controls over financial reporting of IRC as of December 31, 2007, and the auditors’ report contained thereon.
Unaudited Consolidated Financial Statements of IRC and its Subsidiaries
•	The unaudited consolidated balance sheet as at September 30, 2009 and unaudited consolidated statements of operations, retained earnings and comprehensive income, and cash flows for the three and nine month periods ended September 30, 2009 and 2008.
(b) Pro Forma Financial Information.
Unaudited Pro Forma, Combined, Condensed Financial Information of Royal Gold
(c) Shell Company Transactions.
None.
(d) Exhibits.

Exhibit No.	Description

4.1	Certificate of Designations, Preferences and Rights of the Special Voting Preferred Stock of Royal Gold, Inc.

4.2	Appendix I to Schedule B of the Amended and Restated Arrangement Agreement, dated January 15, 2010 but made effective as of December 17, 2009, among Royal Gold, Inc., RG Exchangeco Inc. and International Royalty Corporation (filed as Exhibit 2.1 to Royal Gold’s Form 8-K (Commission File No. 001-13357) dated January 22, 2010, and incorporated herein by reference)

10.1	Support Agreement, dated as of February 22, 2010, among Royal Gold, Inc., RG Callco Inc., and RG Exchangeco Inc.

10.2	Voting and Exchange Trust Agreement, dated as of February 22, 2010, among Royal Gold, Inc., RG Exchangeco Inc. and Computershare Trust Company of Canada

23.1	Consent of PricewaterhouseCoopers LLP

99.1	Press Release dated February 22, 2010

International Royalty Corporation
Consolidated Financial Statements
December 31, 2008 and 2007
(expressed in thousands of U.S. dollars)

MANAGEMENT’S RESPONSIBILITY FOR FINANCIAL REPORTING — CANADA
Management is responsible for the preparation and fair presentation of the consolidated financial statements and other financial information relating to International Royalty Corporation (the “Company” or “IRC”) included in this annual report. The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Canada and necessarily include amounts based on estimates and judgments of management. In this regard, management has developed and maintains a system of accounting and reporting which provides for the necessary internal controls to ensure that transactions are authorized, assets are safeguarded and proper records are maintained.
PricewaterhouseCoopers LLP, our independent auditors, are engaged to express a professional opinion on the consolidated financial statements. Their examination is conducted in accordance with generally accepted Canadian auditing standards and includes tests and other procedures which allow the auditors to report whether the consolidated financial statements prepared by management are presented fairly, in all material respects, in accordance with generally accepted Canadian accounting principles.
The Board of Directors is responsible for ensuring that management fulfils its responsibilities for financial reporting and for reviewing and approving the consolidated financial statements. In furtherance of the foregoing, the Board has appointed an Audit Committee composed of three directors not involved in the daily operations of the Company.
The Audit Committee meets with the independent auditors to discuss the results of their audit and their audit report prior to submitting the consolidated financial statements and annual report to the Board of Directors for its consideration and approval for issuance to shareholders. On the recommendation of the Audit Committee, the Board of Directors has approved the Company’s consolidated financial statements.
(signed) Douglas B. Silver
Chairman and Chief Executive Officer
(signed) Ray Jenner
Chief Financial Officer and Secretary
February 25, 2009

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING
The management of International Royalty Corporation is responsible for establishing and maintaining adequate internal control over financial reporting. The Securities and Exchange Act of 1934 in Rule 13a-15(f ) and 15d-15(f ) defines this as a process designed by, or under the supervision of, the Company’s principal executive and principal financial officers and effected by the Company’s Board of Directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, and includes those policies and procedures that:
•	Pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transaction and dispositions of the assets of the Company;

•	Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and

•	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisitions, use or disposition of the Company’s assets that may have a material effect on the consolidated financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
Management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2008. In making this assessment, the Company’s management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework.
Based upon our assessment and those criteria, management concluded that the Company’s internal control over financial reporting was effective as of December 31, 2008.
The effectiveness of the Company’s internal control over financial reporting as of December 31, 2008 has been audited by PricewaterhouseCoopers LLP, our independent auditors, as stated in their report which appears herein.
(signed) Douglas B. Silver
Chairman and Chief Executive Officer
(signed) Ray Jenner
Chief Financial Officer and Secretary
February 25, 2009

Independent Auditors’ Report
To the Shareholders of International Royalty Corporation
We have completed integrated audits of International Royalty Corporation’s 2008 and 2007 consolidated financial statements and of its internal control over financial reporting as at December 31, 2008 and an audit of its 2006 consolidated financial statements. Our opinions, based on our audits, are presented below.
Consolidated Financial statements
We have audited the accompanying consolidated balance sheets of International Royalty Corporation as at December 31, 2008 and December 31, 2007, and the related consolidated statements of operations and comprehensive income, shareholder’s equity and cash flows for each of the years in the three year period ended December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our 2008 and 2007 audits of the Company’s financial statements in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). We conducted our 2006 audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. A financial statement audit also includes assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 2008 and December 31, 2007 and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 2008 in accordance with Canadian generally accepted accounting principles.
Internal control over financial reporting
We have also audited International Royalty Corporation’s internal control over financial reporting as at December 31, 2008, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.
A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as at December 31, 2008 based on criteria established in Internal Control — Integrated Framework issued by the COSO.
(signed) PricewaterhouseCoopers LLP
Chartered Accountants
Vancouver, B.C.
February 25, 2009

International Royalty Corporation
Consolidated Balance Sheets
As at December 31, 2008 and 2007

(expressed in thousands of U.S. dollars)

	2008	2007
	$	$

Assets
Current assets
Cash and cash equivalents	3,444	12,742
Restricted cash (note 3)	371	969
Royalties receivable, net of allowance of $45 (2008)	7,476	10,309
Prepaid expenses and other current assets	195	173

	11,486	24,193
Royalty interests in mineral properties, net (note 3)	355,093	333,739
Investments (note 4)	6,207	7,244
Furniture and equipment, net	145	119
Other long-term assets (notes 5 and 10)	3,639	19,187

	376,570	384,482

Liabilities
Current liabilities
Accounts payable and accrued liabilities	1,693	1,852
Income taxes	7,753	9,854
Future income taxes	4,226	4,850

	13,672	16,556
Revolving credit facility (note 6)	3,000	—
Senior secured debentures (note 7)	21,662	26,595
Foreign currency contract (note 7)	493	—
Future income taxes (note 8)	40,463	45,652

	79,290	88,803

Shareholders’ Equity (note 9)
Common shares
Authorized — unlimited common shares without par value
Issued - 78,480,356 (2007 - 78,476,856) common shares	275,464	275,450
Contributed Surplus	9,896	8,525
Retained earnings	11,920	11,531
Accumulated other comprehensive income	—	173

	297,280	295,679

	376,570	384,482

Nature of operations (note 1)
Commitments and contingencies (note 3)
Approved by the Board of Directors

(signed) Douglas B. Silver	Director	(signed) Christopher Daly	Director

See accompanying notes to the consolidated financial statements.

International Royalty Corporation
Consolidated Statements of Operations and Comprehensive Income

(expressed in thousands of U.S. dollars)

	Year ended December 31,
	2008	2007	2006
	$	$	$

Revenues
Royalty revenues	41,719	49,857	20,346
Other (note 4)	—	849	—

	41,719	50,706	20,346

Expenses
Amortization	14,676	10,996	6,005
Business development	1,739	2,585	534
General and administrative (note 9)	6,700	6,325	5,360
Impairment of royalty interests in mineral properties (note 3)	6,909	2,142	358
Impairment of investments (note 4)	833	—	—
Impairment of long-term assets (notes 5 and 10)	839	—	—
Royalty taxes	7,661	9,532	3,812

	39,357	31,580	16,069

Earnings from operations	2,362	19,126	4,277

Other income (expense)
Interest expense (note 11)	(3,155)	(3,750)	(2,338)
Interest income	399	494	332
Foreign currency gain (loss) (note 2)	5,053	(6,206)	351
Unrealized loss on fair market value of foreign currency contract (note 7)	(493)	—	—

	1,804	(9,462)	(1,655)

Earnings before income taxes	4,166	9,664	2,622
Income taxes (note 8)
Current income tax expense	(8,647)	(8,812)	—
Recovery of future income tax	7,617	10,381	9,056

	(1,030)	1,569	9,056

Net earnings	3,136	11,233	11,678
Other comprehensive income (loss)
Change in the value on available-for-sale investments, net of tax benefit of $30 (2008) and tax expense of $30 (2007)	(173)	173	—

Total earnings and comprehensive income	2,963	11,406	11,678

Basic and diluted earnings per share	0.04	0.16	0.20

Basic weighted average shares outstanding	78,479,954	68,249,204	57,307,592

Diluted weighted average shares outstanding	78,590,395	70,056,532	58,086,569

See accompanying notes to the consolidated financial statements.

International Royalty Corporation
Consolidated Statements of Shareholders’ Equity

(expressed in thousands of U.S. dollars, except number of shares amounts)

					Accumulated
				(Deficit)	other	Total
			Contributed	retained	comprehensive	shareholders’
	Common shares		surplus	earnings	income	equity
		Amount
	Number	$	$	$	$	$

Balance at December 31, 2005	57,027,568	164,176	5,071	(9,353)	—	159,894
Stock options	—	—	960	—	—	960
Warrants exercised	980,880	1,997	(46)	—	—	1,951
Net earnings	—	—	—	11,678	—	11,678

Balance at December 31, 2006	58,008,448	166,173	5,985	2,325	—	174,483
Warrants exercised	1,694,408	6,973	(315)	—	—	6,658
Unit offering, net of expenses and tax impact	8,334,000	34,831	1,565	—	—	36,396
Exercise of stock options	40,000	227	(65)	—	—	162
Offering, net of expenses and tax impact	10,400,000	67,246	—	—	—	67,246
Stock options	—	—	1,355	—	—	1,355
Dividends	—	—	—	(2,027)	—	(2,027)
Earnings	—	—	—	11,233	—	11,233
Other Comprehensive Income	—	—	—	—	173	173

Balance at December 31, 2007	78,476,856	275,450	8,525	11,531	173	295,679
Exercise of stock options	3,500	14	—	—	—	14
Stock options	—	—	1,371	—	—	1,371
Dividends	—	—	—	(2,747)	—	(2,747)
Earnings	—	—	—	3,136	—	3,136
Other Comprehensive Loss	—	—	—	—	(173)	(173)

Balance at December 31, 2008	78,480,356	275,464	9,896	11,920	—	297,280

See accompanying notes to the consolidated financial statements.

International Royalty Corporation
Consolidated Statements of Cash Flows

(expressed in thousands of U.S. dollars)

	Year ended December 31,
	2008	2007	2006
	$	$	$

Cash flows provided by operating activities
Net earnings for the year	3,136	11,233	11,678
Items not affecting cash
Depreciation and amortization	14,716	11,037	6,041
Impairment of royalty interests in mineral properties	6,909	2,142	358
Impairment of long-term assets	839	—	—
Impairment of investments	833	—	—
Amortization of deferred debenture costs	278	249	222
Accretion of debenture discount	822	736	657
Future income tax	(7,617)	(10,381)	(9,056)
Non-cash foreign currency contract	493	—	—
Stock-based compensation	1,371	1,355	960
Interest income	(9)	—	—
Other	—	(849)	—
Changes in non-cash working capital
Decrease (increase) in royalties receivable	2,734	(2,496)	(7,627)
Decrease (increase) in prepaid expenses and other assets	37	122	(32)
Increase (decrease) in accounts payable and accrued liabilities	(103)	23	739
Increase (decrease) in income taxes	(2,101)	9,854	—

	22,338	23,025	3,940

Cash flows used in investing activities
Acquisition of royalty interests in mineral properties	(25,304)	(119,191)	(10,026)
Proceeds from the sale of royalty interests in mineral properties	—	6,000	—
Purchases of furniture and equipment	(67)	(8)	(67)
Other long-term assets relating to royalty acquisition	—	(17,878)	—
Proceeds from (investment in) short-term investments	—	—	1,779
Acquisition of investments	—	(157)	—
Increase in other long-term assets	(2,240)	(55)	(211)
Restricted cash	—	(544)	1,493

	(27,611)	(131,833)	(7,032)

Cash flows provided by financing activities
Net proceeds from issuance of common shares	—	101,675	—
Net borrowings from the revolving credit facility	3,000	—	—
Proceeds from exercise of stock options	14	162	—
Proceeds from exercise of warrants	—	6,659	1,951
Payment of dividends	(2,747)	(2,027)	—

	267	106,469	1,951

Effect of currency translation on cash balances	(4,292)	3,506	(19)

Increase (decrease) in cash and cash equivalents	(9,298)	1,167	(1,160)
Cash and cash equivalents — beginning of year	12,742	11,575	12,735

Cash and cash equivalents — end of year	3,444	12,742	11,575

Supplemental cash flow information (note 14)

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
1	Nature of operations

International Royalty Corporation (“IRC” or the “Company”) was incorporated under the laws of Yukon, Canada on May 7, 2003 and was continued under the Canada Business Corporations Act on November 12, 2004. It was formed for the purpose of acquiring and creating natural resource royalties with a specific emphasis on mineral royalties.

During 2008 and 2007, approximately 91 and 95 percent, respectively, of the Company’s revenues were generated from the Voisey’s Bay Royalty (note 3). The Company is economically dependent upon the operator of the Voisey’s Bay property and the expected revenues therefrom.
2	Summary of significant accounting policies

Basis of consolidation and presentation

The consolidated financial statements include the accounts of IRC and all of its wholly-owned subsidiaries. The material subsidiaries include IRC (U.S.) Management Inc., Archean Resources Ltd. (“Archean”) and IRC Nevada Inc. All intercompany balances and transactions have been eliminated upon consolidation. The consolidated financial statements and notes thereto are prepared in accordance with accounting principles generally accepted in Canada and are expressed in United States dollars, unless otherwise noted. As described in note 12, accounting principles generally accepted in Canada differ in certain respects from accounting principles in the United States.

Use of estimates

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The Company’s most significant estimates include assessing the recoverability of the carrying value of royalty interests in mineral properties and investments, the calculation of the fair value of stock-based compensation and warrants and the calculation of future income taxes. Actual results could differ from those estimates by a material amount.

Management’s estimate of mineral prices, operators’ estimates of proven and probable reserves related to royalty properties and operators’ estimates of operating, capital and reclamation costs, upon which the Company relies, are subject to significant risks and uncertainties. These estimates affect amortization of royalty interests in mineral properties and the assessment of the recoverability of the royalty interest in mineral properties. Although management has made its best assessment of these factors based upon current conditions, it is possible that changes could occur, which could materially affect the amounts contained in these consolidated financial statements.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
Cash and cash equivalents

Cash and cash equivalents consist of cash on deposit and highly liquid money market securities and investment deposits, with maturity dates of less than three months at the time of acquisition and which are readily convertible into cash.

Cash and cash equivalents are designated as “held for trading” and are measured at carrying value which approximates fair value due to the short-term nature of these instruments.

Royalty interests

Royalty interests include acquired royalty interests in production stage, development stage, feasibility stage, and exploration stage properties. The royalty interests are recorded at cost and capitalized as tangible assets, unless such interests are considered to be a financial asset or a derivative instrument.

Acquisition costs of production stage royalty interests are amortized using the units of production method over the life of the mineral property, which is determined using available estimates of proven and probable reserves. Acquisition costs of royalty interests on development, feasibility and exploration stage mineral properties are not amortized. At such time as the associated mineral interests are placed into production, the cost basis is amortized using the units of production method over available estimates of proven and probable reserves. Amortization rates are adjusted on a prospective basis for all changes to estimates of proven and probably reserves.

Furniture and equipment

The Company initially records furniture and equipment at cost and provides for depreciation over their estimated useful lives ranging from three to seven years, using the straight-line method. Upon retirement or disposition of furniture and equipment, related gains or losses are recorded in operations.

Investments

Investments classified as available-for-sale are reported at fair market value (or marked to market) based on quoted market prices with unrealized gains or losses excluded from earnings and reported as other comprehensive income or loss. Investments in equities classified as available-for-sale that do not have a quoted market price in an active market are measured at cost. Investments classified as held-to-maturity are measured at amortized cost using the effective interest method. If a decline in fair value is determined to be other than temporary, an impairment is recognized and the related loss is charged to operations.

Impairment of long-lived assets

The Company evaluates long-lived assets for impairment when events or circumstances indicate that the related carrying amounts may not be recoverable. The recoverability of the carrying value of royalty interests in production and development stage mineral properties is evaluated based upon estimated future undiscounted net cash flows from each royalty interest property using available estimates of proven and probable reserves.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
The Company evaluates the recoverability of the carrying value of royalty interests in feasibility and exploration stage mineral properties in the event of significant decreases in the price of the underlying mineral, and whenever new information regarding the mineral property is obtained from the operator that could affect the future recoverability of the royalty interest, such as updated drilling results, operator decisions to cease further expenditures or the expiration of claims, licenses or permits. The recoverability is evaluated based upon estimated future undiscounted net cash flows from each royalty interest property using available public information on estimates of proven and probable reserves or other available information.

Impairments in the carrying value of each royalty interest are measured and recorded to the extent that the carrying value in each royalty interest exceeds its estimated fair value, which is calculated using future discounted cash flows.

Financial Instruments

Effective January 1, 2008, the Company adopted CICA Section 3862, Financial Instruments — Disclosures and Section 3863 Financial Instruments — Presentation. Section 3862 requires an increased emphasis on disclosing the nature and the extent of risk arising from financial instruments and how the Company manages those risks (Note 16). Section 3863 established standards for presentation of financial instruments and non-financial derivatives. The adoption of these new standards has been incorporated into the Company’s financial presentation.

Effective January 1, 2007, the Company adopted CICA Section 3855 — Financial Instruments - Recognition and Measurement. Section 3855 requires that all financial assets, except those classified as held to maturity, and derivative financial instruments, must be measured at fair value. All financial liabilities must be measured at fair value when they are classified as held for trading; otherwise, they are measured at amortized cost. Investments classified as available for sale are reported at fair market value (or marked to market) based on quoted market prices with unrealized gains or losses excluded from earnings and reported as other comprehensive income or loss.

The adoption of Section 3855 had an impact on the January 1, 2007 balance sheet of the Company. Financing charges related to the Senior Secured Debentures (the “Debentures”) of $1,257,000 (net of amortization) at December 31, 2006 previously were reported as other assets on the balance sheet and were being amortized to interest expense using the effective interest rate method. Upon adoption of Section 3855, the Company’s new policy regarding these finance charges is to record these charges as a reduction of the carrying value of the Debentures, which are being accreted to their maturity value through charges to interest expense over the term of the Debentures based on the effective yield method. The adjustment was reported as a reduction of the opening balances in other assets and Senior Secured Debentures as of January 1, 2007.

Financing charges

Financing charges related to the issuance of the Senior Secured Debentures have been recorded as a reduction of the carrying value of the Senior Secured Debentures, which are being accreted to their maturity value through charges to interest expense over the term of the Debentures using the effective yield method (see below).

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
Senior Secured Debentures

Proceeds from the Unit Offering were allocated into debt and equity components based upon their respective fair market values. The carrying value of the Senior Secured Debentures is being accreted to their maturity value through charges to interest expense over the expected life of the Debentures based on the effective yield method.

Derivative financial instruments

Derivative instruments are utilized by the Company to manage market risk against the volatility in foreign exchange rates. The Company’s policy is not to utilize derivative instruments for speculative purposes. The Company may choose to designate derivative instruments as hedges. No hedge accounting has been applied by the Company to date.

All derivative instruments are recorded on the balance sheet at fair value. Freestanding derivative instruments are classified as held-for-trading financial instruments. Gains and losses on these instruments are recorded in other expenses in the consolidated statements of earnings in the period they occur.

Fair value of the derivatives is based on quoted market prices where available. The fair values of forward contracts are based on forward market prices. If a forward price is not available for a forward contract, a forward price is estimated using an existing forward price adjusted for quality or location.

Stock options

The Company determines the fair value of awards to employees using the Black-Scholes valuation model. The fair value of the stock options is recognized as compensation expense over the vesting period of the related option.

Revenue

Royalty revenue is recognized when management can estimate the payable production from mine operations, when the underlying price is determinable and when collection is reasonably assured pursuant to the terms of the royalty agreements.

Royalty taxes

Voisey’s Bay royalty revenues are subject to the Mining and Mineral Rights Tax Act of Newfoundland and Labrador of 20%, which is recognized at the time of revenue recognition. Since the Company is ultimately obligated to pay this tax, the revenues received are reported gross, before the Mineral Rights Tax.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
Translation of foreign currencies

The United States dollar is the functional currency of IRC and its subsidiaries.

Monetary assets and liabilities are translated at the exchange rate in effect at the balance sheet date and non-monetary assets and liabilities at the exchange rates in effect at the time of acquisition or issue. Revenues and expenses are translated at rates approximating exchange rates in effect at the time of the transactions. Exchange gains or losses arising on translation are included in income or loss for the year.

Income taxes

Income taxes are accounted for using the liability method. Temporary differences arising from the difference between the tax basis of an asset or liability and its carrying amount on the balance sheet are used to calculate future income tax liabilities or assets. Future income tax liabilities or assets are calculated using the tax rates anticipated to apply in the periods that the temporary differences are expected to reverse. Future income tax assets are evaluated and, if realization is not considered more likely than not, a valuation allowance is provided.

Comprehensive Income

The Company has adopted CICA Section 1530 — Comprehensive Income. Comprehensive income is the change in the Company’s net assets that results from transactions, events and circumstances from sources other than the Company’s shareholders and includes items that would not normally be included in net earnings such as unrealized gains or losses on available-for-sale investments, which are not included in net earnings until realized. If an unrealized loss has been determined to be other than temporary, the amount is reversed out of other comprehensive income and is included in earnings.

Earnings per share

Basic earnings per share is computed by dividing the net income or loss by the weighted average number of common shares outstanding during each period. Diluted earnings per share reflects the effect of all potentially dilutive common stock equivalents.

Changes in accounting pronouncements

Effective January 1, 2008, the Company adopted CICA Section 3862, Financial Instruments — Disclosures, Section 3863, Financial Instruments — Presentation, and Section 1535, Capital Disclosures. Section 3862 requires an increased emphasis on disclosing the nature and the extent of risk arising from financial instruments and how the Company manages those risks (Note 16). Section 3863 established standards for presentation of financial instruments and non-financial derivatives. Sections 3862 and 3863 replace Section 3861, Financial Instruments — Disclosures and Presentation. Section 1535 requires the Company to disclose information to enable users of its financial statements to evaluate the Company’s objectives, policies and processes for managing capital. The adoption of these new standards has been incorporated into the Company’s financial presentation.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
Effective January 1, 2008, the Company adopted CICA Section 1400 — General Standards of Financial Statement Presentation — The revision to this section provides additional guidance related to management’s assessment of the Company’s ability to continue as a going concern. This revision is effective as of January 1, 2008. The Company has completed an assessment and as a result has prepared its consolidated financial statements under the assumption that it will continue as a going concern.

Future changes in accounting pronouncements

The following new standards may affect the financial disclosures and results of operations of the Company for interim and annual periods beginning January 1, 2009, unless otherwise noted. The Company will adopt the requirements commencing in the interim period ended March 31, 2009:

Section 3064 — Goodwill and Intangible Assets — This section was issued in February 2008 and replaced CICA 3062, “Goodwill and Intangible Assets,” and Section 3450, “Research and Development”. This new standard provides guidance on the recognition, measurement, presentation and disclosure of goodwill and intangible assets. This section is effective as of January 1, 2009. The Company does not expect that the adoption of this standard will have any impact on its financial statements.

Section 1582 — Business Combinations, Section 1601 — Consolidations and Section 1602 — Non-controlling Interests — These sections were issued in January 2009 and are harmonized with International Financial Reporting Standards. Section 1582 specifies a number of changes, including: an expanded definition of a business combination, a requirement to measure all business acquisition at fair value, a requirement to measure non-controlling interests at fair value, and a requirement to recognize acquisition-related costs as expenses. Section 1601 establishes the standards for preparing consolidated financial statements. Section 1602 specifies that non-controlling interests be treated as a separate component of equity, not as a liability or other item outside of equity. These new standards are effective for 2011. Early adoption is permitted. The Company does not expect that the adoption of this standard will have any impact on its financial statements.

International Financial Reporting Standards (“IFRS”) — On February 13, 2008, the Canadian Accounting Standards Board confirmed that publicly accountable entities will be required to prepare financial statements in accordance with IFRS for interim and annual financial statements for fiscal years beginning on or after January 1, 2011 with appropriate comparative data from the prior year. Under IFRS, there is significantly more disclosure required, specifically for quarterly reporting. Further, while IFRS uses a conceptual framework similar to Canadian GAAP, there are significant differences in accounting policies that will need to be address by management. The Company is currently in the process of developing a conversion implementation plan and is assessing the impacts of the conversion on its consolidated financial statements.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
3 Royalty interests and measurement uncertainties

	December 31, 2008
			Accumulated
	Cost	Impairments	amortization	Net
	$	$	$	$

Production stage
Voisey’s Bay	225,726	—	(28,762)	196,964
Avebury	12,490	(6,096)	(394)	6,000
Gwalia	3,546	—	(36)	3,510
Southern Cross	2,544	—	(1,467)	1,077
Skyline	2,288	—	(250)	2,038
Williams Mine	2,168	—	(1,358)	810
Meekatharra — Yaloginda	697	—	(171)	526
Other	79	—	(21)	58

	249,538	(6,096)	(32,459)	210,983

Development stage
Pascua	56,513	—	—	56,513
Las Cruces	42,203	—	—	42,203
Wolverine	19,819	—	—	19,819
Belahouro	817	—	—	817
Belcourt	527	—	—	527

	119,879	—	—	119,879

Exploration / Feasibility stage
Pinson	6,977	—	—	6,977
Bell Creek	4,029	—	—	4,029
Aviat One	2,211	—	—	2,211
High Lake	2,007	—	—	2,007
Horizon	1,530	—	—	1,530
Tarmoola	1,486	—	—	1,486
South Laverton	912	—	—	912
Gold Hill	670	—	—	670
Merlin Orbit	504	—	—	504
Other	4,718	(813)	—	3,905

	25,044	(813)	—	24,231

	394,461	(6,909)	(32,459)	355,093

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)

	December 31, 2007
			Accumulated
	Cost	Impairments	amortization	Net
	$	$	$	$

Production stage
Voisey’s Bay	225,726	—	(15,314)	210,412
Southern Cross	2,544	—	(1,196)	1,348
Williams Mine	2,168	—	(1,240)	928
Meekatharra — Yaloginda	1,421	(724)	(26)	671
Other	79	—	(9)	70

	231,938	(724)	(17,785)	213,429

Development stage
Pascua	56,513	—	—	56,513
Las Cruces	42,144	—	—	42,144
Belahouro	817	—	—	817
Other	293	—	—	293

	103,313	—	—	103,313

Exploration / Feasibility stage
Pinson	4,086	—	—	4,086
Aviat One	2,211	—	—	2,211
High Lake	2,007	—	—	2,007
Horizon	1,530	—	—	1,530
Tarmoola	1,486	—	—	1,486
South Laverton	912	—	—	912
Gold Hill	660	—	—	660
Other	5,523	(1,418)	—	4,105

	18,415	(1,418)	—	16,997

	353,666	(2,142)	(17,785)	333,739

During the years ended December 31, 2008, 2007 and 2006, the Company recorded $14,676,000, $10,996,000 and $6,005,000, respectively, in amortization expense.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
Royalty Acquisitions
Pinson Royalty Interests
On October 9, 2008, the Company acquired three additional royalties on the Pinson gold project in Nevada, United States. The Company paid $2.8 million in cash for a 16.842% share of the variable (0.5% to 5.0%) net smelter returns (“NSR”) Rayrock royalty and a 40% share of the Cordilleran 3.0% and 5.0% NSR royalties (“Cordex”). With this purchase, the Company owns 97.9% of the Rayrock royalty and 100% of the Cordex royalties.
Skyline Coal Royalty Interest
On September 11, 2008, the Company acquired an overriding royalty interest on the Skyline Coal Mine located in Utah, United States. The acquisition cost as of the June 1, 2008 effective date of the transaction was $2.6 million; royalty revenues received and receivable totaling $341,192 from June 1, 2008 through September 11, 2008 were treated as a reduction to the purchase price. The royalty acquired represents a 77.424% interest in the underlying 1.825% overriding royalty, providing an effective 1.413% royalty to the Company.
Atna Resources Royalty Interests
On September 4, 2008, the Company entered into a definitive purchase and sale agreement to acquire four mineral royalties from Atna Resources Ltd. (“Atna”) for $20.0 million in cash. The portfolio includes a NSR interest in all precious metals produced from the development-stage Wolverine massive sulphide project in the Yukon. The Wolverine royalty is a sliding-scale, NSR on all silver and gold production. The royalty rate is a step function based on the price of silver. At silver prices below $5.00 per ounce, there is no royalty payment; at silver prices between $5.00 and $7.50 per ounce, the rate is 3.778%; and at prices above $7.50 per ounce, the rate is 9.445%.
The portfolio also included 1) a 3.0% NSR royalty on the feasibility-stage McDonald-Keep Cool epithermal gold deposit in Montana, United States (the royalty applies to the exploration lands surrounding the current McDonald deposit as well as approximately two-thirds of the entire Keep Cool deposit); 2) a 0.4% NSR royalty on the exploration-stage Minera Hispaniola copper and gold project in the Dominican Republic; and 3) a 2.5% NSR royalty on the exploration-stage Mina Cancha precious metals project in Argentina.
This transaction closed in two parts. The acquisition of the Wolverine, McDonald and Minera Hispaniola royalties closed on September 4, 2008 and $19.9 million in cash was paid to Atna. The acquisition of the Mina Cancha royalty closed on October 9, 2008, upon resolution of an outstanding right of first refusal, and $100,000 in cash was paid to Atna.
Horizon and Belcourt Coal Royalty Interests
In April 2007, the Company agreed to acquire from private parties royalties on the Belcourt and Horizon metallurgical coal projects located in northeastern British Columbia. The Horizon interest was closed in April for cash of $1.5 million and represents a 0.5% gross royalty on coal sales revenue from the future Horizon Mine. The Belcourt piece of the acquisition closed in January 2008 for cash of $500,000. The Belcourt royalty

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
is a 0.103% interest in the revenues from the Belcourt property, which is a pre-feasibility stage metallurgical coal project. In addition, the Company has agreed to make an additional $0.8 million payment within 10 days of the announcement of a construction decision on the Belcourt property.
Rio Tinto Australian Royalty Interests
On December 21, 2007, the Company entered into a definitive purchase and sale agreement to acquire 16 mineral royalties from Rio Tinto PLC (“Rio Tinto”), including interests on the Las Cruces copper mine and the Avebury nickel mines, for $61.5 million in cash, plus a potential contingency payment. In addition to the royalties on the Las Cruces and Avebury projects, the acquisition included three feasibility-stage and 11 exploration-stage royalties.
This transaction closed in two parts. The acquisition of the eleven non-Australian royalties of the agreement closed on December 21, 2007. The acquisition of the five Australian royalties (Avebury, Bell Creek, Melba Flats, Merlin and Westmoreland) (the “Australian Royalties”) closed on June 16, 2008, upon receiving approval from the Australian Foreign Investment Review Board and upon resolution of outstanding rights of first refusal.
The Company paid the full acquisition cost of $61.5 million to Rio Tinto on December 21, 2007. The total cost allocated to the Australian Royalties of $17.1 million (including acquisition costs) was included in other assets as of December 31, 2007 and was transferred to royalty interests in mineral properties on June 16, 2008.
Additionally, if the Las Cruces deposit is shown to contain a suspected deep primary sulphide resource, the Company will make a contingency payment to Rio Tinto of $0.005 for each pound of identified recoverable copper in the sulphide reserve at the commencement of production.
A summary of all of the royalties acquired and the original allocated acquisition costs of $61.835 million, including acquisition costs of $335,000, are listed in the table below:

				Cost Allocation
Project	Royalty	Status	Commodity	($ in thousands)

Las Cruces	1.5% NSR	Development	Copper	42,203
Avebury	2.0% NSR	Production	Nickel	12,490
Bell Creek	AU$1.00/$2.00/t	Feasibility	Nickel, Copper	4,029
High Lake	1.5% NSR	Feasibility	Copper, Zinc, Silver, Gold	2,007
Merlin Orbit	1.0% GOR	Exploration	Diamonds	504
All other		Various	Various	602

Total				61,835

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
Goldcorp Royalties
On December 13, 2007, the Company purchased four royalties from Goldcorp Inc. (“Goldcorp”) for US$4.0 million in cash. These four royalties include:
•	An effective 0.28% to 2.79% NSR royalty on the Pinson gold project (“Pinson”) located in Nevada.

•	A 0.63% NSR royalty that covers a portion of the Gold Hill Deposit located in Nevada.

•	A 0.526% working interest in one well and a 2.612% working interest in two oil wells, located in Sheridan County, Montana.

•	A 4.00% NSR royalty on Radius Gold’s Tambor gold property in Guatemala.
Pascua Royalty Interests
Over a series of transactions during 2007, IRC acquired a 32.1% interest in the Pascua royalty from a Chilean family. The Pascua royalty is a sliding-scale royalty on the Pascua-Lama gold project operated by Barrick Gold Corporation on the border of Chile and Argentina. The total cost of the acquisitions was $56.5 million in cash and transaction costs. In addition, IRC will make a one time payment of $4.0 million if gold prices exceed $550 per ounce for any six-month period within the first 36 months after commercial production and additional payments totalling $6.4 million if gold prices exceed $600 per ounce for any six-month period within the first 36 months after commercial production. The royalties are limited to the first 14 million ounces of gold produced from the Pascua project after which the royalties will revert to the sellers (except with respect to the royalty interest obtained in the first closing (a 7.65% interest, or 23.8% of the total royalty acquired) IRC will retain 50% of the royalty after the first 14 million ounces of gold are produced). IRC has an option, within 36 months of the commencement of commercial production, to acquire up to 50% of the interest obtained in the remaining closings that would otherwise revert to the original royalty sellers, for up to $6.4 million. IRC also retains a right of first refusal to acquire additional royalty interests in the event the owners decide to further reduce their ownership.
The Pascua royalties acquired apply to the gold and copper produced from the Pascua, the Chilean side of the Pascua-Lama project. IRC’s share of the royalty is a linear sliding-scale NSR royalty ranging from 0.4725% at a gold price of $300 per ounce or below to 3.15% at a gold price of $800 per ounce. The royalty remains at 3.15% at gold prices above $800 per ounce.
Pending Royalty Acquisitions
Fawcett
On December 7, 2004, the Company signed a letter agreement with David Fawcett (superseded by a royalty purchase agreement dated February 22, 2005) to acquire 20.3% of a 1.0% royalty interest on four coal licenses in British Columbia for total consideration of CA$312,500 in cash and CA$937,500 in Common Shares valued at the offering price of the IPO of CA$4.30. Pursuant to an agreement dated February 22, 2005, the cash and 218,023 Common Shares were placed in escrow pending receipt of executed royalty assignment agreements from the property owner, Western Canadian Coal Corp. (“Western”). The cash has been recorded as restricted cash as of December 31, 2008 and 2007, and will be transferred to royalty interests in mineral properties upon closing of the transaction. The value of the Common Shares has been included in other long-term assets at

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
December 31, 2008 and 2007, and will be transferred to royalty interests in mineral properties upon closing of the transaction. Should the transaction not close, the cash will revert back to the Company and the shares will be retired.
On March 21, 2005, Western filed a petition with the Supreme Court of British Columbia to have the underlying royalty sharing agreement set aside. On February 24, 2006, the Supreme Court of British Columbia upheld the underlying royalty sharing agreement between David Fawcett and Western. On March 24, 2006, Western filed a notice to appeal the decision. On October 23, 2006, Western announced that it was unilaterally discontinuing the appeal but would be taking the position that based on the circumstances in which the 1.0% royalty was entered into, that any payment on the 1.0% royalty over the sum of $500,000 would constitute the payment of interest in excess of 60% and would be illegal under Section 347 of the Criminal Code of Canada. Accordingly, Western indicated that it would make no payments on the 1.0% royalty over and above $500,000. If correct, this would restrict the payments on that portion of the royalty to be assigned by Fawcett to the Company to $101,500. Fawcett has commenced proceedings challenging this position and seeking a declaration that the 1.0% royalty is not subject to Section 347 of the Criminal Code. After several procedural efforts by Western to dismiss the action, an administrative hearing before the Supreme Court of British Columbia was conducted during September 2008. The parties are awaiting a decision by the Supreme Court Justice conducting the hearing.
Impairments and Measurement Uncertainty
During the year ended December 31, 2008, as a result of management’s assessment, the Company impaired royalties on five diamond exploration properties in Canada (Aviat Pipe Two, Dirty Shovel, Melville Regional, Quilliq and Fury Scarpa and Gem) totaling $813,000 due to the expiration of exploration permits at the end of statutory time limits.
The Company recorded a partial impairment of the Avebury nickel project in Western Australia of $6.1 million after evaluating a new reserve report provided by the operator indicating lower reserves and resources, the operator’s decision to suspend operations and put the mine on care and maintenance due to declining nickel prices and certain other financial indicators regarding the operator’s financial condition. The Company updated its calculation of the net present value of future cash flows based upon the new reserve report using a range of nickel prices from $3.50 per pound ($1.00 below the current nickel price at December 31, 2008) to $7.15 per pound (our assessment of analysts median long-term estimate for nickel prices). Considering a range of discounts rate from 6.0% to 10.0%, it was determined that the value of the investment in Avebury was $6.0 million. Significant changes in the underlying assumptions in management’s cash flow analysis could have a material impact on the Company.
During the year ended December 31, 2008, the Company recorded impairments of royalty interests in mineral properties totaling $6.9 million.
During the year ended December 31, 2007, the Company impaired royalties on five diamond exploration properties (Jubilee, Bear, Peregrine, Jewel and Repulse Bay) totaling $1,418,000 due to the operators’ actual or stated intent to drop these properties. The Company also recorded a partial impairment of the Yaloginda property in Western Australia of $724,000 after concluding that the payable ounces on the project were less than originally estimated.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
As of December 31, 2008, the market price for nickel and copper in concentrates, the primary commodities generated from the Voisey’s Bay mine, the Company’s largest royalty interest, had decreased significantly from 2007. This decrease in realized nickel and copper prices prompted the Company to evaluate its investment in Voisey’s Bay. The Company updated its calculation of the future cash flows using a variety of nickel prices ranging from $3.50 per pound ($1.00 below the current nickel price at December 31, 2008) to $7.15 per pound (our assessment of analysts median long-term estimate for nickel prices). The Company’s cash flow analysis considered public information on proven and probable reserves as well as resources relating to the Voisey’s Bay property. In all scenarios, the net present value of the future cash flows was greater than the net book value of the Company’s investment in Voisey’s Bay as of December 31, 2008.
As of December 31, 2008, the Company evaluated its investment in Meekatharra — Yaloginda due to the operator of the mine, Mercator Gold Plc (“Mercator”), being placed in voluntary administration during the fourth quarter of 2008. Mercator is currently operating under a Deed of Arrangement. The Company considered all public information available and has determined no impairment is necessary as of December 31, 2008.
4	Investments
Investments as of December 31, 2008 and 2007 consisted of:

	December 31,
	2008	2007
	$	$

Preferred Rocks of Genoa Holding Company, LLC	6,053	6,053
Investment in New Horizon Uranium Corporation	15	1,052
Other	139	139

	6,207	7,244

Preferred Rocks of Genoa Holding Company, LLC (“Genoa”)
On February 22, 2007, the Company announced that it had entered into an agreement to acquire a royalty on the Legacy Sand Project (“Legacy”) in Nance County, Nebraska for $12.0 million in cash. The Royalty was styled as a production payment in its primary term, changing to a percentage of sales basis after 12 years. Legacy is a new operation which intends to produce a range of high-quality industrial sand products.
During 2007, the Company restructured its interest in Legacy, originally a fixed royalty of $4.75 per ton on the first 500,000 tons produced annually for a period of 12 years and a 2% gross royalty thereafter, as well as a security interest in the sand lease. On December 24, 2007, the Company and the Buyer completed the following restructuring of its interest in Legacy:

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
•	The Company received the following:
•	$6.0 million in cash,

•	a membership interest in Genoa paying a 10% preferred return on a deemed $8.0 million investment, including return of all capital before distribution of any cash to the Manager, and

•	a residual net profits interest of 5.25% in the restructured Legacy project.
•	Any cash received on the deemed investment will be paid only to the extent of excess available funds.
•	The Company will not be required to contribute any additional capital to Genoa, such as for construction cost overruns, and will experience no dilution of its net profits interest.
The Company’s investment in Genoa has been classified as available-for-sale, and accordingly was initially recorded at its fair market value, which approximated cost. There is no quoted market price in an active market for the investment in Genoa, and accordingly, this investment was measured at cost.
As of December 31, 2008, the market price and demand for frac sand and other products had decreased significantly during 2008. This decrease prompted the Company to assess an impairment analysis on its investment in Legacy. Due to the lack of a quoted market price, the Company updated its calculation of the net present value of the future cash flows based on discussions with management of Genoa and using a variety of commodity prices (from $60.00 per tonne to $90.00 per tonne), production rates and discount rates (from 6.0% to 12.0%). In its cash flow model, the Company assumed that the projected production rates would allow Genoa to refinance its current debt to a lower interest rate upon maturity in 2012. In all scenarios, the net present value of the future cash flows was greater than the net book value of the Company’s investment in Genoa as of December 31, 2008. Changes in the underlying assumptions could be material to the Company.
New Horizon Uranium Corporation
In October 2005, the Company agreed to loan $200,000 to New Horizon Uranium Corporation (“NHU”), and since that time has provided financial and management services to NHU to assist NHU in the financing of its operations. In consideration for these services, NHU agreed to give the Company 2,150,000 shares of NHU in the event of a successful public listing of its shares, and to pay the Company a royalty of $0.75/lb on all future production of Uranium by NHU. On April 12, 2007, NHU completed a reverse take-over of Crossroads Exploration Inc., which is traded on the TSX Venture Exchange (now New Horizon Uranium Corporation). Upon completion of the reverse take-over, NHU issued the 2,150,000 shares and re-paid the loan to the Company. This transaction was recorded as a gain on the Company’s books in the second quarter of 2007 in the amount of the initial value of the shares of $849,000 as of April 12, 2007 and is included in other revenue in the consolidated statements of operations.
In November 2008, the Company elected to return 215,000 shares of NHU in exchange for no consideration. The fair market value of the shares were approximately $4,000 and has been included in as an impairment of investments in the consolidated statement of operations.
The investment in NHU has been classified as available-for-sale and accordingly was initially recorded at fair market value. From April 12, 2008 through December 31, 2008, the Company recorded the unrealized gain (loss) on the investment as other comprehensive income (loss), net of income taxes. On December 31, 2008,

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
the Company determined that the decline in fair market value of the investment in NHU was other than temporary and the accumulated other comprehensive loss of $833,000 was recognized as an impairment of investments in the consolidated statement of operations. Future changes to the fair market value of the Company’s investment in NHU will be recorded as other comprehensive income, net of taxes, unless the decline is determined to be other than temporary.
5	Other long-term assets
Other assets as of December 31, 2008 and 2007 consisted of:

	December 31,
	2008	2007
	$	$

Acquisition costs related to the Australian royalties acquired from Rio Tinto (note 3)	—	17,058
Advances to CFT Capital Limited	1,944	337
Deferred amounts directly relating to potential acquisition	832	—
Deferred amounts relating to pending royalty acquisitions (note 3)	854	835
Note receivable — South American Metals, net of allowance	—	810
Other	9	147

	3,639	19,187

Advances to CFT Capital Limited (“CFT”) represent gross amounts of $2.1 million loaned to CFT, an unrelated third party, for a potential acquisition of McWatters Mining, Inc. (“McWatters”). Upon closing of the transaction, these advances are repayable over five years with interest at 1.0%. The Company has determined costs relating the McWatters transaction are direct and incremental in nature. The Company has established the fair value of the advances and determined the difference between the net present value of advances and the gross amount as a deferred cost relating to McWatters.
During the year ended December 31, 2008, the Company determined collection of the note receivable from South American Metals was uncertain and elected to provide for impairment of its investment of $839,000.
6	Revolving Credit Facility
The Company entered into a credit agreement dated January 8, 2007 with The Bank of Nova Scotia establishing a revolving credit facility (the “Revolving Facility”) in favour of the Company in the amount of up to $20 million. This amount was increased to $40 million on May 17, 2007. The Revolving Facility is used to provide funds for general corporate purposes, including acquisitions of royalties on mining properties.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
The Revolving Facility is a two-year revolving loan which is available in multiple currencies through prime rate, base rate and LIBOR advances and through bankers’ acceptances, priced at the applicable rate plus an applicable margin that ranges from 1% to 2%. The rate on the outstanding borrowings as of December 31, 2008 was 2.33%. The Company pays a standby fee of 1% per annum on the undrawn amount of the Revolving Facility.
During 2008, the Revolving Facility was extended for an additional year and matures January 8, 2010.
The Revolving Facility is subject to customary terms and conditions for borrowers of this nature, including limits on incurring additional indebtedness, granting liens or selling assets without the consent of the lenders. The Company is also required to maintain certain financial ratios as well as a minimum tangible net worth. Pursuant to the Revolving Facility, the Company granted a second charge over substantially all of its current and future assets. Archean and IRC Nevada Inc. guaranteed the indebtedness of the Company under the Revolving Facility. IRC Nevada Inc. provided a first charge over all of its assets pursuant to a general security agreement and Archean provided a second charge over all of its assets (except for its equity interest in Voisey’s Bay Holding Corporation which was not pledged) pursuant to a general security agreement.
7	Senior Secured Debentures
On February 22, 2005, the Company completed a Unit Offering for gross proceeds of CA$30 million. The Unit Offering consisted of CA$30 million of 5.5% Senior Secured Debentures (the “Debentures”) due February 22, 2011 and 1,395,360 Common Shares. The obligations of the Company under the Debentures are collateralized by a general security agreement over all of the assets of the Company relating to the Voisey’s Bay Royalty.
Interest on the Debentures is payable semi-annually, on February 28 and August 31. Interest paid by the Company for the years ended December 31, 2008, 2007 and 2006 was approximately $1,616,000, $1,479,000 and $1,455,000, respectively.
The proceeds received from the Debentures were reduced by the fair value of the Common Shares issued of $4.9 million. Details of the balance are as follows:

	December 31, 2008		December 31, 2007
	CA$	US$	CA$	US$

Senior Secured Debentures payable	30,000	24,549	30,000	30,582
Unaccreted discount	(2,655)	(2,157)	(3,667)	(2,979)
Unaccreted financing charges (note 2)	(898)	(730)	(1,240)	(1,008)

	26,447	21,662	25,093	26,595

The Company’s contractual obligation for future principal payments is one lump sum payment of $24,549,000 to be made on February 22, 2011. The obligation is denominated in CA$. The Debentures as of December 31, 2008 were converted to US$ equivalents using an exchange rate of CA$1.00 to US$0.8183, the exchange rate as of December 31, 2008. The Debentures as of December 31, 2007 were converted to US$ equivalents using an exchange rate of CA$1.00 to US$1.0194, the exchange rate as of December 31, 2007.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
Foreign Currency Contract
On November 25, 2008, the Company entered into an agreement with a bank to fix the exchange rate to repay the principal balance of the Senior Secured Debentures at CA$1.00 to US$0.834725, based on the settlement of February 22, 2011. The fair value of the derivative as of December 31, 2008 is $493,000.
The foreign currency contract liability is a derivative and thus, has been classified as “held-for-trading” and was recorded at fair value on the date of acquisition and then marked-to-market at the balance sheet date. The change in fair value of the foreign currency contract liability has been recognized as an unrealized loss on fair market value of foreign currency contract on the consolidated statements of operations.
8	Income taxes
During 2007, the Canadian Federal government enacted legislation that lowers the Federal income tax rate from 19.0% (rate effective as of January 1, 2010) to 18.5% effective on January 1, 2011. On December 14, 2007, the Canadian Federal government enacted additional legislation that incrementally lowers the Federal income tax rate from the current rate of 21% to 15% on January 1, 2012. As a result of these changes, the Company has reflected its future tax liabilities at the new enacted rates, resulting in the realization of a future income tax recovery of $7,042,000 during the year ended December 31, 2007.
Effective April 1, 2006 the Province of Alberta lowered its provincial income tax rate from 11.5% to 10.0%. In addition, the Canadian Federal government also enacted legislation in June 2006 that eliminates the Federal surtax of 1.12% on January 1, 2008 and also incrementally lowers the Federal income tax rate from the current rate of 21% to 19% on January 1, 2010. As a result of these changes, and the Company’s permanent establishment in Alberta, the Company has reflected its future tax liabilities at the new enacted rates, resulting in the realization of a future income tax recovery of $9,707,000 during the year ended December 31, 2006.
On November 10, 2008, the Canadian Department of Finance released draft legislation amending section 261 of the Income Tax Act, which provides new tax calculating currency rules that taxpayers must use when determining their Canadian tax results. These new currency rules allow the Company to prepare its corporate tax return using US dollars instead of translating the annual activity into Canadian dollars. As of December 31, 2008, the draft legislation has not been finalized; however, the Company expects this legislation to be effective for its 2008 tax returns. Management is currently assessing the impact of this legislation on the Company.
The Canadian Department of Finance allows a tax loss to be carried forward for a period of seven years if it arose in a tax year ending before March 23, 2004; ten years if it arose in a tax year ending after March 22, 2004 and before 2006; and twenty years if it arose in a tax year ending after 2005.

International Royalty Corporation
 Notes to Consolidated Financial Statements
December 31, 2008 and 2007

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
Income tax expense varies from the amount that would be computed by applying the combined federal and provincial income tax rate of 29.50% (32.12% in 2007 and 2006) to earnings before income taxes as follows:

	Year ended December 31,
	2008	2007	2006
	$	$	$

Earnings before income taxes	4,166	9,664	2,622

Expected income tax expense (recovery)	1,229	3,104	842
Tax effect of:
Change in income tax rates	162	(7,042)	(9,707)
Stock-based compensation	405	435	308
Expiration of unexercised warrants	189	—	—
Impairment of long-term assets	124	—	—
Non-deductible royalty taxes	(101)	—	—
Foreign accrual property income	45	—	—
Foreign currency	(1,491)	1,993	(113)
Other	468	(59)	(386)

	1,030	(1,569)	(9,056)

At December 31, 2008, the Company has unused Canadian net operating losses of approximately $49,568,000, which expire as follows:

$
2010	565
2011	—
2012	—
2013	—
2014	891
2015 and thereafter	48,112
The Company has recorded a future income tax liability as a component of the cost of the Archean acquisition (Voisey’s Bay Royalty) and the Hunter Portfolio to reflect the fact that the Company has no amortizable basis in these assets for Canadian income tax purposes. Recording of the future income tax liability has been offset by a corresponding recognition of tax benefits related to the Company’s tax net operating losses, and certain expenses of the IPO and the Unit Offering. Future tax (assets) liabilities include the following components:

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)

	December 31,
	2008	2007
	$	$

Royalty interests in mineral properties	56,663	57,553
Deferred income	4,141	4,850
Share issue costs	(1,975)	(2,805)
Deferred gain on Legacy transaction (note 4)	(783)	(783)
Net operating loss carry-forward	(13,594)	(8,245)
Other	237	(68)

	44,689	50,502

9     Shareholders’ equity
Activity in Common Shares was as follows:

	2008		2007		2006
		Amount		Amount		Amount
	Shares	$	Shares	$	Shares	$

Outstanding — Beginning of year	78,476,856	275,450	58,008,448	166,173	57,027,568	164,176

Shares issued in connection with the unit offering (net of issuance costs)	—	—	8,334,000	34,831	—	—
Shares issued in connection with the offering (net of issuance costs)	—	—	10,400,000	67,246	—	—
Exercise of warrants issued in connection with unit offering	—	—	751,630	4,710	—	—
Exercise of financing warrants	—	—	469,042	1,207	75,858	202
Exercise of compensation warrants	—	—	89,736	68	—	—
Shares issued into escrow (note 5)	—	—	—	—	—	—
Exercise of Williams mine warrants	—	—	384,000	988	566,000	1,518
Exercise of stock options	3,500	14	40,000	227	—	—
Other activity	—	—	—	—	339,022	277

Balance — End of year	78,480,356	275,464	78,476,856	275,450	58,008,448	166,173

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
Activity in accumulated other comprehensive income was as follows:

(in thousands of US$)	Amount

Balance at December 31, 2007	$173
Other comprehensive loss, net of tax benefit of $30	(173)

Balance at December 31, 2008	$—

A summary of accumulated other comprehensive income and retained earnings was as follows:

	December 31,	December 31,
	2008	2007
Beginning balance	$173	$—
Unrealized gains (losses) on available-for-sale investments	(203)	203
Future tax effect on unrealized gains	30	(30)

Total accumulated other comprehensive income (loss)	—	173
Retained earnings	11,920	11,531

Ending balance	$11,920	$11,704

     Offerings
On February 12, 2007 (the “Closing Date”), the Company completed a unit offering of 8,334,000 units (“Units”) of the Company at a price of CA$5.40 per Unit. Each Unit was comprised of one Common Share and one-half of one common share purchase warrant of the Company (each whole warrant, a “Warrant”), with each Warrant entitling the holder thereof to acquire a further Common Share (each, a “Warrant Share”) at a price of CA$6.50 per Warrant Share for a period of nine months after the Closing Date and at CA$7.00 per Warrant Share from the date that is nine months after the Closing Date until the date that is 18 months after the Closing Date. The expiry date of the Warrants was subject to acceleration if the Common Shares have a closing price at or above CA$8.00 or CA$8.50 during the first or second nine-month period, respectively, for 20 consecutive trading days. Net proceeds to the Company, after agents’ commission and expenses of the offering was CA$42,118,000, or $35,659,000. The Company has allocated the net proceeds of the offering between the Common Shares and the Warrants based upon their relative fair values on the Closing Date. The fair value of the warrants were determined using the Black-Scholes Option Pricing Model, with an assumed risk free interest rate of 4.0% and expected price volatility of the Company’s Common Shares of 38%.
On November 5, 2007, the Company completed an offering of 10,400,000 common shares of the Company (including an underwriter over-allotment of 400,000 Common Shares) at a price of CA$6.30 per share. Net proceeds to the Company, after agent’s commissions and estimated expenses of the offering were CA$61,664,000, or $66,017,000.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
     Unit Offering Warrants
In connection with the offering completed on February 12, 2007 (the “Closing Date”), the Company issued 4,167,000 warrants (“Warrants”) to purchase common shares of the Company at a price of CA$6.50 per Warrant for a period of nine months after the Closing Date and at CA$7.00 per Warrant Share from the date that is nine months after the Closing Date until the date that is 18 months after the Closing Date. The expiry date of the Warrants is subject to acceleration if the Common Shares have a closing price at or above CA$8.50 for 20 consecutive trading days. During 2007, the Company received net proceeds of $4,654,767 from the exercise of 751,630 Warrants.
On August 12, 2008, 3,415,370 warrants to purchase common shares, valued at approximately $1.3 million, expired unexercised. As of December 31, 2008, the Company recognized a current tax expense totalling $189,000 related to the expiration of these warrants.
As of December 31, 2008, the Company has no outstanding warrants.
     Stock options
On June 8, 2004, the Board of Directors of the Company adopted a stock option plan (the “Plan”) pursuant to which the Company may grant incentive stock options to directors, officers, employees of and consultants to the Company and any affiliate of the Company, at the Board of Director’s discretion. The exercise price and vesting period of any option granted is fixed by the Board of Directors of the Company when such option is granted. The plan was updated and approved by the shareholders in May 2008.
All options are non-transferable. The term of the options is at the discretion of the Board of Directors, but may not exceed 10 years from the grant date. The options expire on the earlier of the expiry date or the date which is 90 days following the day on which the option holder ceases to be a director, officer, employee of or consultant to the Company and any affiliate of the Company. The options will be adjusted in the event of a share consolidation or subdivision or other similar change to the Company’s share capital. The aggregate number of Common Shares in respect of which options have been granted and remain outstanding under the Plan shall not at any time exceed 10% of the then issued and outstanding Common Shares, or exceed 5% of such amount to any one optionee.
During 2008, the Company received proceeds from the exercise of 3,500 stock options totalling $14,000. During 2007, the Company received proceeds from the exercise of 40,000 stock options totalling $162,000.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
The following table presents the composition of options outstanding and exercisable as of December 31:

	2008		2007
	Options	Price*	Options	Price*

Outstanding, beginning of year	5,574,000	4.47	5,102,000	4.31
Granted	625,000	2.29	562,000	5.81
Forfeited/cancelled	—	—	(50,000)	4.46
Exercised	(3,500)	3.75	(40,000)	3.75

Outstanding, end of year	6,195,500	4.24	5,574,000	4.47

*	Price reflects the weighted average exercise price in Canadian dollars.
The Company uses the fair value based method of accounting for all stock-based compensation awards using the Black-Scholes Option Pricing Model. The Company recognized stock-based compensation expense of $1,371,000 in 2008, $1,355,000 in 2007 and $960,000 in 2006 which is recorded in general and administrative expense.

	December 31,
	2008	2007

Valuation assumptions:
Risk free interest rate	3.8%	4.5%
Expected dividend yield	1.0%	.5%
Expected price volatility of the Company’s Common Shares	49%	44%
Expected life of the option	3.5 years	3.5 years

Options granted	625,000	562,000
Weighted average exercise price	CA$2.29	CA$5.81
Vesting period	3 years	3 years
Weighted average fair value per stock option	$0.77	$2.22
Option pricing models require the input of highly subjective assumptions including the expected price volatility. Changes in the subjective input assumptions can materially affect the fair value estimate, and therefore, the existing models do not necessarily provide a reliable measure of the fair value of the Company’s stock options.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
The following summarizes stock options outstanding as of December 31, 2008:

Exercise price	Number	Remaining	Number
CA$	outstanding	contractual life	exercisable

1.50	500,000	4.9 years	—
3.67	50,000	1.5 years	50,000
3.75	974,500	1.9 years	974,500
3.97	100,000	1.3 years	100,000
4.27	50,000	2.7 years	33,333
4.30	2,510,000	1.1 years	2,510,000
4.80	300,000	1.2 years	300,000
4.80	1,024,000	2.9 years	682,667
5.24	100,000	4.2 years	—
5.81	562,000	3.9 years	187,333
6.25	25,000	4.2 years	—

	6,195,500		4,837,833

10     Related party transactions
Effective January 31, 2008, an officer and director of the Company (the “Officer”) resigned his employment and stepped down from the Board of Directors in order to pursue other business opportunities. The Officer was retained as a consultant to the Company through 2008. As part of his resignation agreement, the officer guaranteed the repayment of a promissory note from South American Metals (note 5). In September 2008, the Company determined collection of the note receivable from South American Metals was uncertain and has provided for impairment of its investment of $839,000. ($810,000 at December 31, 2007). The Company is currently pursuing collection of the advances.
There were no amounts due from or to related parties at December 31, 2008 and 2007.
11     Financial instruments
Fair value
Effective January 1, 2007, all financial instruments have been classified into one of five categories: held-for-trading assets or liabilities, held-to-maturity investments, loans and receivables, available-for-sale financial assets or other financial liabilities. Held-for-trading financial instruments are measured at fair value and all gains and losses are included in net income in the period in which they arise. Available-for-sale financial instruments are measured at fair value with revaluation gains and losses included in accumulated other comprehensive income until the instruments are derecognized or impaired. Loans and receivable, investments held-to-maturity and other financial liabilities are measured at amortized cost using the effective interest method.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
The Company’s cash and cash equivalents and restricted cash are classified as held-for-trading, royalties receivable have been classified as loans and receivables and accounts payable and accrued liabilities have been classified as other financial liabilities.
The Company’s investment in Genoa has been classified as available-for-sale, and accordingly was initially recorded at its fair market value. There is no quoted market price in an active market for the investment in Genoa, and accordingly, this investment is measured at cost. The investment in New Horizon Uranium Corporation has been classified as available-for-sale and has been recorded at fair market value.
The Senior Secured Debentures and the Revolving Credit Facility have been classified as loans and receivables and have been recorded at amortized cost. The fair value of the Senior Secured Debentures as of December 31, 2008 and 2007 was approximately $22,400,000 and $28,400,000, respectively.
The foreign currency contract has been classified as held-for-trading and has been recorded at its fair value.
Interest expense
Details of interest expense were as follows:

(in thousands of US$)	December 31,
	2008	2007	2006

Accretion of debenture discount and financing charges	$1,100	$984	$880
Cash interest expense	1,662	1,805	1,458
Commitment and standby fees	393	961	—

	$3,155	$3,750	$2,338

12     Reconciliation of Canadian and United States Generally Accepted Accounting Principles
Canadian generally accepted accounting principles (Canadian GAAP) varies in certain significant respects from the principles and practices generally accepted in the United States (US GAAP). As required by the United States Securities and Exchange Commission (the “SEC”), the effect of these principal differences on the Company’s consolidated financial statements is quantified below and described in the accompanying notes.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
Adjustments to the statement of operations are as follows:

	Year ended December 31,
	2008	2007	2006
Expressed in thousands of U.S. dollars, except per share amounts	$	$	$

Earnings for the year under Canadian GAAP	3,136	11,233	11,678
Derivative mark-to-market adjustments (a)	400	201	(2,907)

Earnings for the year under US GAAP	3,536	11,434	8,771

Earnings per common share
Basic	0.05	0.17	0.15
Diluted	0.04	0.16	0.15
Adjustments to the balance sheet:

	December 31,
	2008	2007
Expressed in thousands of U.S. dollars	$	$

Total liabilities reported under Canadian GAAP	79,290	88,803
Derivative for share purchase warrants (a)	—	400

Total liabilities reported under US GAAP	79,290	89,203

Shareholders’ Equity reported under Canadian GAAP	297,280	295,679
Derivative for share purchase warrants (a)	—	(400)

Shareholders’ Equity reported under US GAAP	297,280	295,279

a)	Share purchase warrants
As disclosed under recent accounting pronouncements below, EITF 07-5 provides guidance of the U.S. GAAP accounting for the Company’s warrants. The Company had recorded a liability of $400,000 in 2007 relating to outstanding warrants, which reversed in the current year as the warrants expired unexercised.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
The Company used the Black-Scholes Option Pricing Model to determine the fair value of the warrants with the following assumptions:

	December 31,
	2008	2007

Risk free interest rate	n/a	3.8%
Expected dividend yield	n/a	.5%
Expected price volatility of the Company’s Common Shares	n/a	44%
Expected remaining life of the warrants	n/a	0.6 years
During 2008, all outstanding warrants expired unexercised.
The Financial Accounting Standards Board (“FASB”) has initiated a project to determine the accounting treatment for convertible debt with elements of foreign currency risk. This project is expected to provide further US GAAP guidance in respect of accounting for share purchase warrants.
b)	Recent accounting pronouncements

U.S. GAAP Standards

In June 2008, the FASB ratified EITF Issue No. 07-5, “Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an Entity’s Own Stock” (EITF 07-5). EITF 07-5 provides that an entity should use a two step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions. It also clarifies on the impact of foreign currency denominated strike prices and market-based employee stock option valuation instruments on the evaluation. EITF 07-5 is effective for fiscal years beginning after December 15, 2008. The Company does expect the implementation of this standard to have a material impact on its consolidated financial position and results of operations.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (SFAS No. 162). SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements. SFAS No. 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles”. The implementation of this statement did not have a material impact on our consolidated financial position and results of operations.

In March 2008, the FASB issued Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133” (“SFAS 161”). SFAS 161 intends to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance and cash flows. SFAS 161 also requires disclosure about an entity’s strategy and objectives for using derivatives, the fair values of derivative instruments and their related gains and losses. SFAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008, and will be

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
applicable to the Company beginning on January 1, 2009. The Company does expect the adoption of this statement to have a material impact on its consolidated financial statements.
In December 2007, the FASB issued Statement No. 141 (revised 2007), “Business Combinations,” (“SFAS 141R”), which significantly changes the ways companies account for business combinations and will generally require more assets acquired and liabilities assumed to be measured at their acquisition date fair value. Under SFAS 141R, legal fees and other transaction-related costs are expensed as incurred and are no longer included in goodwill as a cost of acquiring the business. SFAS 141R also requires, among other things, acquirers to estimate the acquisition date fair value of any contingent consideration and to recognize any subsequent changes in the fair value of contingent consideration in earnings. In addition, restructuring costs the acquirer expected, but was not obligated to incur, will be recognized separately from the business acquisition. SFAS No. 141R is effective, on a prospective basis, for fiscal years beginning after December 15, 2008. The Company does expect the adoption of this statement to have a material impact on its consolidated financial position and results of operations.
In December 2007, the FASB issued Statement No. 160, “Non-controlling Interests in Consolidated Financial Statements, an amendment of ARB No. 51” (“SFAS 160”). SFAS 160 requires all entities to report non-controlling interests in subsidiaries as a separate component of equity in the consolidated financial statements. SFAS 160 establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation. Companies will no longer recognize a gain or loss on partial disposals of a subsidiary where control is retained. In addition, in partial acquisitions, where control is obtained, the acquiring company will recognize and measure at fair value 100 percent of the assets and liabilities, including goodwill, as if the entire target company had been acquired. SFAS No. 160 is effective, on a prospective basis, for fiscal years beginning after December 15, 2008. However, presentation and disclosure requirements must be retrospectively applied to comparative financial statements. The Company does expect the adoption of this statement to have a material impact on its consolidated financial position and results of operations.
In September 2006, the FASB issued Statement No. 157, Fair Value Measurements (“FAS 157”). FAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures regarding fair value measurements. It is applicable whenever another standard requires or permits assets or liabilities to be measured at fair value, but it does not expand the use of fair value to any new circumstances. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. On February 12, 2008, the FASB Staff issued FASB Staff Position FAS 157-2 (“FAS 157-2”) which defers the effective date of FAS 157 for all nonfinancial assets and liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis. FSP 157-2 defers the effective date of FAS 157 to fiscal years beginning after November 15, 2008, for items within the scope of FSP 157-2. The Company does expect the adoption of this statement to have a material impact on its consolidated financial position and results of operations.
13 Segment information
The Company operates in one industry segment, with all revenue from mineral royalties.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
14 Supplemental cash flow information

	December 31,
	2008	2007	2006
	$	$	$

Cash paid for interest	2,067	2,766	1,458

Cash paid for taxes	7,426	—	—

During the year ended December 31, 2008, the Company transferred $17,123 from other assets to royalty interest in mineral properties upon completion of the second closing of the Rio Tinto Australian Royalty Interests (note 3).
During the year ended December 31, 2008, the Company transferred $788 from restricted cash to other assets.
During the year ended December 31, 2007, the Company transferred $6,035 from royalty interest in mineral properties to investments upon completion of the restructuring of its interest in Legacy (note 4).
Cash and cash equivalents as of December 31 consists of the following:

	2008	2007
	$	$

Cash in bank	644	776
Short-term deposits	2,800	11,966

	3,444	12,742

The effective interest rate on short-term deposits was 0.4% and has an average maturity of 7 days.
15 Management of capital
The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern in order to pursue the development of its royalty interests in mineral properties portfolio, and to maintain a flexible capital structure which optimizes the costs of capital at an acceptable risk.
In the management of capital, the Company includes the components of shareholders’ equity, Senior Secured Debentures, revolving credit facility and investments.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
     Total capital as of December 31, 2008 is as follows:

Stockholders’ equity	$297,280
Senior Secured Debentures	21,662
Revolving credit facility	3,000
Cash and cash equivalents	(3,444)

318,498

The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Company may attempt to issue new shares, issue new debt, acquire or dispose of assets or adjust the amount of cash and cash equivalents.
In order to facilitate the management of its capital requirements, the Company prepares annual expenditure budgets that are updated as necessary depending on various factors, including successful capital deployment and general industry conditions. The annual budget is approved by the Board of Directors.
The Company’s investment policy is to invest its cash in highly liquid short-term interest-bearing investments with maturities 90 days or less from the original date of acquisition, selected with regards to the expected timing of expenditures from continuing operations.
The Company expects its current capital resources will be sufficient to carry its business development plans and operations through its current operating period.
The Company maintains a Revolving Credit Facility in order to provide additional liquidity. The Revolving Credit Facility is subject to customary terms and conditions for borrowers of this nature, including limits on incurring additional indebtedness, granting liens or selling assets without the consent of the lenders. Pursuant to the Revolving Credit Facility, the Company granted a second charge over substantially all of its current and future assets. Archean and IRC Nevada Inc. guaranteed the indebtedness of the Company under the Revolving Facility. IRC Nevada Inc. provided a first charge over all of its assets pursuant to a general security agreement and Archean provided a second charge over all of its assets (except for its equity interest in Voisey’s Bay Holding Corporation which was not pledged) pursuant to a general security agreement. The Company is also required to maintain certain financial ratios (such as gross debt ratio, interest coverage ratio, Debt to Voisey’s Bay revenue ratio and a Adjusted Indebtedness to Paid-Up Capital ratio) as well as a minimum tangible net worth. The Company was in compliance with all required financial ratios as of December 31, 2008 and 2007.
16 Management of financial risk
The Company is exposed to certain financial risks, including currency risk, credit risk, liquidity risk, interest risk and commodity price risk.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
Currency risk
The Company is exposed to the financial risk related to the fluctuation of foreign exchange rates. The Company owns royalty interests on mineral properties in various countries throughout the world and revenues and expenses are incurred in foreign currencies such as Canadian dollars, Australian dollars and Euros. A significant change in currency exchange rates could have a significant impact on the Company’s results of operations, financial position or cash flows. Bank accounts are maintained in the local currency of several countries in order to minimize the impact of exchange rate fluctuations. As of December 31, 2008, the Company has U.S dollar cash and cash equivalents in the United States, Canada and Australia of $2,887,000, $35,000 and $521,000, respectively.
The Company’s Senior Secured Debentures are denominated in Canadian dollars which exposes the Company to fluctuations in foreign currency rates. On November 25, 2008, the Company entered into an agreement with a bank to fix the exchange rate to repay the principal balance of the Senior Secured Debentures at CA$1.00 to US$0.834725. The Company has recorded the difference in the value of the Debentures at December 31, 2008 using the contract exchange rate at February 22, 2011 (the date of settlement) and the value of the Debentures at the December 31, 2008 forward rate totalling $493,000 as a derivative loss. The foreign currency contract liability is a derivative and thus, has been classified as “held-for-trading” and was recorded at fair value on the date of acquisition and then marked-to-market at the balance sheet date. The change in fair value of the foreign currency contract liability has been recognized as an unrealized loss on fair market value of foreign currency contract on the consolidated statements of operations.
On November 10, 2008, the Canadian Department of Finance released draft legislation amending section 261 of the Income Tax Act, which provides new tax calculating currency rules that taxpayers must use when determining their Canadian tax results. These new currency rules allow the Company to prepare its corporate tax return using US dollars instead of translating the annual activity into Canadian dollars. As of December 31, 2008, the draft legislation has not been finalized; however, the Company expects this legislation to be effective for its 2008 tax returns. If finalized, the Company will no longer need to complete the translation of its activity from US dollars to Canadian dollars.
Credit risk
Credit risk is the risk that a contracting party will not complete its obligations under a financial instrument and cause the Company to incur a financial loss.
The Company’s cash and cash equivalents are held through large financial institutions with no known liquidity problems.
The Company’s royalties receivable consist primarily of royalty payments due in accordance with contract agreements with large international mining companies. The Company continually monitors the public filings and websites in order to assess the financial position of the mining companies. In the current market and credit environment, management believes that all of its royalty payments are collectible.
Advances to CFT consist of amounts advanced to an unrelated third party in connection with the potential acquisition of all of a company. These advances will be repaid in five annual instalments with interest at 1.0% upon the closing of the transaction. If the transaction is not completed, the Company expects to receive

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
repayment of the advances upon the sale of CFT for which offers have already been made. The Company believes the credit risk associated with the advances to CFT is low as these amounts will be realized upon completion of the McWatters acquisition.
Liquidity risk
Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company manages liquidity risk through the management of its capital structure and financial leverage as outlined in Note 15 to the consolidated financial statements.
Accounts payable and accrued liabilities are due within the current operating period.
The Company’s Senior Secured Debentures are due in one lump sum payment on February 22, 2011.
The Company’s Revolving Credit Facility is due in monthly instalments of interest only with the principal balance due on January 8, 2010. The Company periodically borrows funds to take advantage of acquisition opportunities or to meet its operating cash flow needs. The Company intends to repay the principal balance as soon as the royalty receivables are collected.
The Company’s foreign currency contract is with a large financial institution with no known liquidity problems.
Interest rate risk
Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates.
The risk that the Company will realize a loss as a result of a decline in the fair value of the investments included in cash and cash equivalents is limited because these investments, although available for sale, are generally held to maturity.
Commodity price risk
The Company is exposed to price risk with respect to commodity prices. The Company closely monitors commodity prices to determine the appropriate course of action, if any, to be taken by the Company.

International Royalty Corporation
Consolidated Financial Statements
December 31, 2007 and 2006
(expressed in thousands of U.S. dollars)

MANAGEMENT’S RESPONSIBILITY FOR FINANCIAL REPORTING — CANADA
Management is responsible for the preparation and fair presentation of the consolidated financial statements and other financial information relating to International Royalty Corporation (the “Company” or “IRC”) included in this annual report. The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Canada and necessarily include amounts based on estimates and judgments of management. In this regard, management has developed and maintains a system of accounting and reporting which provides for the necessary internal controls to ensure that transactions are authorized, assets are safeguarded and proper records are maintained.
PricewaterhouseCoopers LLP, our independent auditors, are engaged to express a professional opinion on the consolidated financial statements. Their examination is conducted in accordance with generally accepted Canadian auditing standards and includes tests and other procedures which allow the auditors to report whether the consolidated financial statements prepared by management are presented fairly, in all material respects in accordance with generally accepted Canadian accounting principles.
The Board of Directors is responsible for ensuring that management fulfils its responsibilities for financial reporting and for reviewing and approving the consolidated financial statements. In furtherance of the foregoing, the Board has appointed an Audit Committee composed of three directors not involved in the daily operations of the Company.
The Audit Committee meets with the independent auditors to discuss the results of their audit and their audit report prior to submitting the consolidated financial statements and annual report to the Board of Directors for its consideration and approval for issuance to shareholders. On the recommendation of the Audit Committee, the Board of Directors has approved the Company’s consolidated financial statements.
(signed) Douglas B. Silver
Chairman and Chief Executive Officer
(signed) Ray Jenner
Chief Financial Officer and Secretary
March 10, 2008

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING — US
The management of International Royalty Corporation is responsible for establishing and maintaining adequate internal control over financial reporting. The Securities and Exchange Act of 1934 in Rule 13a-15(f ) and 15d-15(f ) defines this as a process designed by, or under the supervision of, the Company’s principal executive and principal financial officers and effected by the Company’s Board of Directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, and includes those policies and procedures that:
•	Pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transaction and dispositions of the assets of the Company;

•	Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and

•	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisitions, use or disposition of the Company’s assets that may have a material effect on the consolidated financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
Management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2007. In making this assessment, the Company’s management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework.
Based upon our assessment and those criteria, management concluded that the Company’s internal control over financial reporting was effective as of December 31, 2007.
The Company employs knowledgeable staff and consults with other accounting professionals and its legal counsel when preparing its U.S. GAAP reconciliation.
(signed) Douglas B. Silver
Chairman and Chief Executive Officer
(signed) Ray Jenner
Chief Financial Officer and Secretary
March 10, 2008

Independent Auditors’ Report
To the Shareholders of International Royalty Corporation
We have completed an integrated audit of International Royalty Corporation’s 2007 consolidated financial statements and of its internal control over financial reporting as at December 31, 2007, and audits of its 2006 and 2005 consolidated financial statements. Our opinions, based on our audits, are presented below.
Consolidated Financial statements
We have audited the accompanying consolidated balance sheets of International Royalty Corporation as at December 31, 2007 and December 31, 2006, and the related consolidated statement of operations and comprehensive income, shareholders’ equity and cash flows for each of the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits of the Company’s financial statements in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. A financial statement audit also includes assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 2007 and December 31, 2006, and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 2007 in accordance with Canadian generally accepted accounting principles.
Internal control over financial reporting
We have also audited International Royalty Corporation’s internal control over financial reporting as at December 31, 2007, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Responsibility for Financial Reporting report. Our responsibility is to express an opinion on the effectiveness of the Company’s internal control over financial reporting based on our audit.
We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.
A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as at December 31, 2007 based on criteria established in Internal Control — Integrated Framework issued by the COSO.
(signed) PricewaterhouseCoopers LLP
Chartered Accountants
Vancouver, B.C.
March 10, 2008
Comments by Auditors for U.S. Readers on Canada — U.S. Reporting Difference
In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there is a change in accounting principles that has a material effect on the comparability of the Company’s financial statements, such as the change in accounting policy for financial instruments as described in note 2 to the consolidated financial statements. Our report to the shareholders dated March 10, 2008, is expressed in accordance with Canadian reporting standards which do not require a reference to such a change in accounting policy in the auditors’ report when its properly accounted for and adequately disclosed in the financial statements.
(signed) PricewaterhouseCoopers LLP
Chartered Accountants
Vancouver, B.C.
March 10, 2008

International Royalty Corporation
Consolidated Balance Sheets
As at December 31, 2007 and 2006

(expressed in thousands of U.S. dollars)

	2007	2006
	$	$

Assets
Current assets
Cash and cash equivalents	12,742	11,575
Restricted cash (note 3)	969	354
Royalties receivable	10,309	7,751
Prepaid expenses and other current assets	173	292

	24,193	19,972
Royalty interests in mineral properties, net (note 3)	333,739	240,168
Investments (note 4)	7,244	—
Furniture and equipment, net	119	153
Other long-term assets (notes 5 and 10)	19,187	2,438

	384,482	262,731

Liabilities
Current liabilities
Accounts payable and accrued liabilities	1,852	2,072
Income taxes	9,854	—
Future income taxes	4,850	—

	16,556	2,072
Senior secured debentures (note 7)	26,595	22,028
Future income taxes (note 8)	45,652	64,148

	88,803	88,248

Shareholders’ Equity (note 9)
Common shares
Authorized
Unlimited common shares without par value
Issued
78,476,856 (2006 - 58,008,448) common shares	275,450	166,173
Contributed Surplus	8,525	5,985
Retained earnings	11,531	2,325
Accumulated other comprehensive income	173	—

	295,679	174,483

	384,482	262,731

Nature of operations (note 1)
Commitments and contingencies (note 3)
Subsequent events (note 15)
Approved by the Board of Directors

(signed) Douglas B. Silver	Director	(signed) Rene G. Carrier	Director

See accompanying notes to the consolidated financial statements.

International Royalty Corporation
Consolidated Statements of Operations and Other Comprehensive Income

(expressed in thousands of U.S. dollars)

	Year ended December 31,
	2007	2006	2005
	$	$	$

Revenues
Royalty revenues	49,857	20,346	425
Other (note 4)	849	—	—

	50,706	20,346	425

Expenses
Amortization	10,996	6,005	363
Business development	2,585	534	263
General and administrative (notes 9 and 10)	6,325	5,360	7,272
Impairment of royalty interests in mineral properties (note 3)	2,142	358	64
Royalty taxes	9,532	3,812	—

	31,580	16,069	7,962

Earnings (loss) from operations	19,126	4,277	(7,537)

Other income (expense)
Foreign currency gain (loss) (note 2)	(6,206)	351	(85)
Interest expense (note 11)	(3,750)	(2,338)	(1,826)
Interest income	494	332	374

	(9,462)	(1,655)	(1,537)

Earnings (loss) before income taxes	9,664	2,622	(9,074)

Income taxes (note 8)
Current income tax expense	(8,812)	—	—
Recovery of future income tax	10,381	9,056	579

	1,569	9,056	579

Net earnings (loss)	11,233	11,678	(8,495)

Other comprehensive income
Unrealized gain on available-for-sale investments, net of taxes of $30	173	—	—

Total comprehensive income	11,406	11,678	(8,495)

Basic and diluted earnings (loss) per share	0.16	0.20	(0.17)

Basic weighted average shares outstanding	68,249,204	57,307,592	49,903,355

Diluted weighted average shares outstanding	70,056,532	58,086,569	49,903,355

See accompanying notes to the consolidated financial statements.

International Royalty Corporation
Consolidated Statements of Shareholders’ Equity

(expressed in thousands of U.S. dollars, except number of shares amounts)

					Accumulated
				(Deficit)	other	Total
			Contributed	Retained	comprehensive	shareholders’
	Common shares		surplus	earnings	income	equity
		Amount
	Number	$	$	$	$	$

Balance at December 31, 2004	5,849,433	2,058	1,558	(858)	—	2,758
Shares issued in connection with the IPO (net of issuance costs)	37,790,698	124,253	—	—	—	124,253
Shares issued in connection with the Unit Offering (net of issuance costs) (note 9)	1,395,360	4,588	—	—	—	4,588
Shares issued for the purchase of royalty interests in mineral properties (note 3)	8,896,895	31,015	—	—	—	31,015
Exercise of special warrants	2,858,000	1,478	(1,478)	—	—	—
Shares issued for services	2,249	8	—	—	—	8
Shares issued into escrow (note 7)	218,023	760	—	—	—	760
Stock options	—	—	4,992	—	—	4,992
Warrants exercised	16,910	16	(1)	—	—	15
Loss	—	—	—	(8,495)	—	(8,495)

Balance at December 31, 2005	57,027,568	164,176	5,071	(9,353)	—	159,894
Stock options	—	—	960	—	—	960
Warrants exercised	980,880	1,997	(46)	—	—	1,951
Earnings	—	—	—	11,678	—	11,678

Balance at December 31, 2006	58,008,448	166,173	5,985	2,325	—	174,483
Warrants exercised	1,694,408	6,973	(315)	—	—	6,658
Unit offering, net of expenses and tax impact	8,334,000	34,831	1,565	—	—	36,396
Exercise of stock options	40,000	227	(65)	—	—	162
Offering, net of expenses and tax impact	10,400,000	67,246	—	—	—	67,246
Stock options	—	—	1,355	—	—	1,355
Dividends	—	—	—	(2,027)	—	(2,027)
Earnings	—	—	—	11,233	—	11,233
Other Comprehensive Income	—	—	—	—	173	173

Balance at December 31, 2007	78,476,856	275,450	8,525	11,531	173	295,679

See accompanying notes to the consolidated financial statements.

International Royalty Corporation
Consolidated Statements of Cash Flows

(expressed in thousands of U.S. dollars)

	Year ended December 31,
	2007	2006	2005
	$	$	$

Cash flows provided by (used in) operating activities
Net earnings (loss) for the year	11,233	11,678	(8,495)
Items not affecting cash
Depreciation and amortization	11,037	6,041	380
Impairment of royalty interests in mineral properties	2,142	358	64
Amortization of deferred debenture costs	249	222	166
Accretion of debenture discount	736	657	492
Future income tax	(10,381)	(9,056)	(586)
Non-cash foreign currency loss (gain)	3,506	(19)	970
Stock-based compensation	1,355	960	4,992
Other	(849)	—	—
Changes in non-cash working capital
Increase in royalty receivables	(2,496)	(7,627)	(17)
Decrease (increase) in prepaid expenses and other current assets	122	(32)	(254)
Increase in accounts payable and accrued liabilities	23	739	610
Increase in income taxes payable	9,854	—	—

	26,531	3,921	(1,678)

Cash flows used in investing activities
Acquisition of royalty interests in mineral properties	(119,191)	(10,026)	(125,567)
Proceeds from the sale of royalty interests in mineral properties	6,000	—	—
Purchases of furniture and equipment	(8)	(67)	(132)
Other long-term assets relating to royalty acquisition	(17,878)	—	(75)
Proceeds from (investment in) short-term investments	—	1,779	(1,708)
Acquisition of investments	(157)	—	—
Decrease in other long-term assets	(55)	(211)	(111)
Restricted cash	(544)	1,493	(1,713)

	(131,833)	(7,032)	(129,306)

Cash flows provided by financing activities
Net proceeds from issuance of common shares	101,675	—	120,475
Net proceeds from unit offering	—	—	22,418
Proceeds from exercise of stock options	162	—	—
Proceeds from exercise of warrants	6,659	1,951	15
Payment of dividends	(2,027)	—	—

	106,469	1,951	142,908

Increase (decrease) in cash and cash equivalents	1,167	(1,160)	11,924
Cash and cash equivalents — Beginning of year	11,575	12,735	811

Cash and cash equivalents — End of year	12,742	11,575	12,735

Supplemental cash flow information (note 14)

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
1	Nature of operations

International Royalty Corporation (“IRC” or the “Company”) was incorporated under the laws of Yukon, Canada on May 7, 2003 and was continued under the Canada Business Corporations Act on November 12, 2004. It was formed for the purpose of acquiring and creating natural resource royalties with a specific emphasis on mineral royalties. Operating activities commenced on July 1, 2003.

During 2007 and 2006, approximately 95 and 94 percent, respectively, of the Company’s revenues were generated from the Voisey’s Bay Royalty (note 3). The Company is economically dependent upon the operator of the Voisey’s Bay property and the expected revenues there from.

2	Summary of significant accounting policies

Basis of consolidation and presentation

The consolidated financial statements include the accounts of IRC and all of its wholly-owned subsidiaries. The material subsidiaries include IRC (U.S.) Management Inc., Archean Resources Ltd. (“Archean”) and IRC Nevada Inc. All intercompany balances and transactions have been eliminated upon consolidation. The consolidated financial statements and notes thereto are prepared in accordance with accounting principles generally accepted in Canada and are expressed in United States dollars, unless otherwise noted. As described in note 12, accounting principles generally accepted in Canada differ in certain respects from accounting principles in the United States.

Use of estimates

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The Company’s most significant estimates include the carrying value of royalty interests in mineral properties and the calculation of the fair value of stock-based compensation and warrants. Actual results could differ from those estimates by a material amount.

Management’s estimate of mineral prices, operators’ estimates of proven and probable reserves related to royalty properties and operators’ estimates of operating, capital and reclamation costs upon which the Company relies, are subject to significant risks and uncertainties. These estimates affect amortization of royalty interests in mineral properties and the assessment of the recoverability of the royalty interest in mineral properties. Although management has made its best assessment of these factors based upon current conditions, it is possible that changes could occur, which could materially affect the amounts contained in these consolidated financial statements.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
Revenue

Royalty revenue is recognized when management can estimate the payable production from mine operations, when the underlying price is determinable, when collection is reasonably assured and pursuant to the terms of the royalty agreements.

Royalty taxes

Voisey’s Bay royalty revenues are subject to the Mining and Mineral Rights Tax Act of Newfoundland and Labrador of 20%, which is recognized at the time of revenue recognition. Since the Company is ultimately obligated to pay this tax, the revenues received are reported gross, before the Mineral Rights Tax.

Translation of foreign currencies

The United States dollar is the functional currency of IRC and its subsidiaries.

Monetary assets and liabilities are translated at the exchange rate in effect at the balance sheet date and non-monetary assets and liabilities at the exchange rates in effect at the time of acquisition or issue. Revenues and expenses are translated at rates approximating exchange rates in effect at the time of the transactions. Exchange gains or losses arising on translation are included in income or loss for the year.

Income taxes

Income taxes are accounted for using the liability method. Temporary differences arising from the difference between the tax basis of an asset or liability and its carrying amount on the balance sheet are used to calculate future income tax liabilities or assets. Future income tax liabilities or assets are calculated using the tax rates anticipated to apply in the periods that the temporary differences are expected to reverse. Future income tax assets are evaluated and, if realization is not considered more likely than not, a valuation allowance is provided.

Earnings (loss) per share

Basic earnings (loss) per share is computed by dividing the net income or loss by the weighted average number of common shares outstanding during each period. Diluted earnings (loss) per share reflects the effect of all potentially dilutive common stock equivalents.

The effect of the outstanding warrants and stock options (note 9) are not included in the computation of diluted loss per share during 2005 as their inclusion would be anti-dilutive.

Cash and cash equivalents

Cash and cash equivalents consist of cash on deposit and highly liquid money market securities and investment deposits, with maturity dates of less than three months at the time of acquisition and which are readily convertible into cash.

Cash and cash equivalents are designated as “held for trading” and are measured at carrying value which approximates fair value due to the short-term nature of these instruments.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
Royalty interests

Royalty interests include acquired royalty interests in production stage, development stage, feasibility stage, and exploration stage properties. The royalty interests are recorded at cost and capitalized as tangible assets, unless such interests are considered to be a financial asset or a derivative instrument.

Acquisition costs of production stage royalty interests are amortized using the units of production method over the life of the mineral property, which is determined using available estimates of proven and probable reserves. Acquisition costs of royalty interests on development, feasibility and exploration stage mineral properties are not amortized. At such time as the associated mineral interests are placed into production, the cost basis is amortized using the units of production method over available estimates of proven and probable reserves.

Investments

Investments classified as available-for-sale are reported at fair market value (or marked to market) based on quoted market prices with unrealized gains or losses excluded from earnings and reported as other comprehensive income or loss. Equity investments classified as available-for-sale that do not have a quoted market price in an active market are measured at cost. Investments classified as held-to-maturity are measured at amortized cost using the effective interest method.

Furniture and equipment

The Company initially records furniture and equipment at cost and provides for depreciation over their estimated useful lives ranging from three to seven years, using the straight-line method. Upon retirement or disposition of furniture and equipment, related gains or losses are recorded in operations.

Impairment of long-lived assets

The Company evaluates long-lived assets for impairment when events or circumstances indicate that the related carrying amounts may not be recoverable. The recoverability of the carrying value of royalty interests in production and development stage mineral properties is evaluated based upon estimated future undiscounted net cash flows from each royalty interest property using available estimates of proven and probable reserves.

The Company evaluates the recoverability of the carrying value of royalty interests in feasibility and exploration stage mineral properties in the event of significant decreases in the price of the underlying mineral, and whenever new information regarding the mineral property is obtained from the operator that could affect the future recoverability of the royalty interest.

Impairments in the carrying value of each royalty interest are measured and recorded to the extent that the carrying value in each royalty interest exceeds its estimated fair value, which is calculated using future discounted cash flows.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
Financing charges

Financing charges related to the issuance of the Senior Secured Debentures have been recorded as a reduction of the carrying value of the Debentures, which are being accreted to their maturity value through charges to interest expense over the term of the Debentures using the effective yield method (see below).

Senior Secured Debentures

Proceeds from the Unit Offering (note 7) were allocated into debt and equity components based upon their respective fair market values. The carrying value of the Senior Secured Debentures is being accreted to their maturity value through charges to interest expense over the expected life of the Debentures based on the effective yield method.

Stock options

The Company determines the fair value of awards to employees using the Black-Scholes valuation model. The fair value of the stock options is recognized as compensation expense over the vesting period of the related option.

Financial Instruments

Effective January 1, 2007, the Company adopted CICA Section 3855 — Financial Instruments - Recognition and Measurement. Section 3855 requires that all financial assets, except those classified as held to maturity, and derivative financial instruments, must be measured at fair value. All financial liabilities must be measured at fair value when they are classified as held for trading; otherwise, they are measured at amortized cost. Investments classified as available for sale are reported at fair market value (or marked to market) based on quoted market prices with unrealized gains or losses excluded from earnings and reported as other comprehensive income or loss.

The adoption of Section 3855 had an impact on the January 1, 2007 balance sheet of the Company. Financing charges related to the senior secured debentures (the “Debentures”) of $1,257,000 (net of amortization) at December 31, 2006 previously were reported as other assets on the balance sheet and were being amortized to interest expense using the effective interest rate method. Upon adoption of Section 3855, the Company’s new policy regarding these finance charges is to record these charges as a reduction of the carrying value of the Debentures, which are being accreted to their maturity value through charges to interest expense over the term of the Debentures based on the effective yield method. The adjustment was reported as a reduction of the opening balances in other assets and senior secured debentures as of January 1, 2007.

Comprehensive Income

The Company has adopted CICA Section 1530 — Comprehensive Income. Comprehensive income is the change in the Company’s net assets that results from transactions, events and circumstances from sources other than the Company’s shareholders and includes items that would not normally be included in net earnings such as unrealized gains or losses on available-for-sale investments, which are not included in net earnings (loss) until realized.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
Recent accounting pronouncements

The following new standards may affect the financial disclosures and results of operations of the Company for interim and annual periods beginning January 1, 2008, unless otherwise noted. The Company will adopt the requirements commencing in the interim period ended March 31, 2008 and is considering the impact this will have on the Company’s financial statements.

Section 1535 — Capital Disclosures — This Section establishes standards for disclosing information about an entity’s capital and how it is managed. Under this standard the Company will be required to disclose the following, based on the information provided internally to the entity’s key management personnel:
(i)	qualitative information about its objectives, policies and processes for managing capital;

(ii)	summary quantitative data about what it manages as capital;

(iii)	whether during the period it complied with any externally imposed capital requirements to which it is subject; and

(iv)	when the Company has not complied with such externally imposed capital requirements, the consequences of such non-compliance.
Section 3064 — Goodwill and Intangible Assets — This section replaces CICA 3062 “Goodwill and Intangible Assets” and establishes revised standards for the recognition, measurement, presentation and disclosure of goodwill and intangible assets. The new standard also provides guidance for the treatment of preproduction and start-up costs and requires that these costs be expenses as incurred. This section is effective as of January 1, 2009.

Section 3862 — Financial Instruments — Disclosures — This Section requires entities to provide disclosure of quantitative and qualitative information in their financial statements that enable users to evaluate (a) the significance of financial instruments for the entity’s financial position and performance; and (b) the nature and extent of risks arising from financial instruments to which the entity is exposed during the period and at the balance sheet date, and management’s objectives, policies and procedures for managing such risks. Entities will be required to disclose the measurement basis or bases used, and the criteria used to determine classification for different types of instruments.

The Section requires specific disclosures to be made, including the criteria for:
(i)	designating financial assets and liabilities as held for trading;

(ii)	designating financial assets as available-for-sale; and

(iii)	determining when impairment is recorded against the related financial asset or when an allowance account is used.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
3	Royalty interests

	December 31, 2007
		Accumulated
	Cost	amortization	Net
	$	$	$

Production stage
Voisey’s Bay	225,726	(15,314)	210,412
Southern Cross	2,544	(1,196)	1,348
Williams Mine	2,168	(1,240)	928
Meekatharra — Yaloginda	697	(26)	671
Other	79	(9)	70

	231,214	(17,785)	213,429

Development stage
Pascua	56,513	—	56,513
Las Cruces	42,144	—	42,144
Gwalia	3,546	—	3,546
Belahouro	817	—	817
Other	293	—	293

	103,313	—	103,313

Exploration / Feasibility stage
Pinson	4,086	—	4,086
Aviat One	2,211	—	2,211
High Lake	2,007	—	2,007
Horizon	1,530	—	1,530
Tarmoola	1,486	—	1,486
South Laverton	912	—	912
Gold Hill	660	—	660
Other	4,105	—	4,105

	16,997	—	16,997

	351,524	(17,785)	333,739

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)

	December 31, 2006
		Accumulated
	Cost	amortization	Net
	$	$	$

Production stage
Voisey’s Bay	225,726	(5,091)	220,635
Southern Cross	2,544	(655)	1,889
Williams Mine	2,168	(1,038)	1,130
Other	32	(5)	27

	230,470	(6,789)	223,681

Development stage
Gwalia	3,546	—	3,546
Meekatharra — Yaloginda	1,421	—	1,421
Belahouro	817	—	817

	5,784	—	5,784

Exploration / Feasibility stage
Aviat One	2,211	—	2,211
Tarmoola	1,486	—	1,486
South Laverton	912	—	912
Pinson	820	—	820
Other	5,274	—	5,274

	10,703	—	10,703

	246,957	(6,789)	240,168

During the years ended December 31, 2007, 2006 and 2005, the Company recorded $10,996,000, $6,005,000 and $363,000, respectively, in amortization expense.

Royalty Acquisitions

Rio Tinto Royalty Interests

On December 21, 2007, the Company entered into a definitive purchase and sale agreement to acquire 16 mineral royalties from Rio Tinto PLC (“Rio Tinto”), including interests on the near-producing Las Cruces copper and Avebury nickel mines, for $61.5 million in cash, plus a potential contingency payment. In addition to the royalties on the Las Cruces and Avebury projects, the acquisition includes three feasibility-stage and 11 exploration-stage royalties.

This transaction is scheduled to close in two parts. The acquisition of the eleven non-Australian royalties of the agreement closed on December 21, 2007. The acquisition of the five Australian royalties (Avebury, Bell Creek, Melba Flats, Merlin and Westmoreland) (the “Australian Royalties”) will close upon receiving approval

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
from the Australian Foreign Investment Review Board (see note 15) and upon resolution of outstanding rights of first refusal (see below). The Company paid the full acquisition cost of $61.5 million to Rio Tinto on December 21, 2007. The total cost allocated to the Australian Royalties of $17.1 million (including acquisition costs) are included in other assets as of December 31, 2007 and will be transferred to royalty interests in mineral properties upon closing. If for any reason the Australian Royalties do not close, Rio Tinto will return $16.5 million to IRC.

Operators on two of the royalties (Bell Creek and Merlin) have first rights of refusal which are currently under consideration. The operator of Avebury and Melba Flats asserts that it is entitled to a right of first refusal on the royalties. The Company believes that this is not the case. Additionally, if the Las Cruces deposit is shown to contain a suspected deep primary sulphide resource, the Company will make a contingency payment to Rio Tinto of $0.005 for each pound of identified recoverable copper in the sulphide reserve at the commencement of production.

A summary of all of the royalties (to be) acquired and the allocated acquisition costs of $61.710 million, including acquisition costs of $210,000, are listed in the table below:

				Cost Allocation
Project	Royalty	Status	Commodity	($ in thousands)

Las Cruces	1.5% NSR	Development	Copper	42,144
Avebury	2.0% NSR	Development	Nickel	12,442
Bell Creek	AU$1.00/$2.00/t	Feasibility	Nickel, Copper	4,014
High Lake	1.5% NSR	Feasibility	Copper, Zinc, Silver, Gold	2,007
Merlin	1.0% GOR	Exploration	Diamonds	502
All other		Various	Various	601

Total				61,710

Goldcorp Royalties

On December 13, 2007, the Company purchased four royalties from Goldcorp Inc. (“Goldcorp”) for US$4.0 million in cash. These four royalties include:
•	An effective 0.28% to 2.79% net smelter return (“NSR”) royalty on the Pinson gold project (“Pinson”) located in Nevada. Barrick Gold Corporation is currently completing feasibility studies on the Pinson project at a cost of $30 million, expected to be completed by April, 2009.

•	A 0.63% NSR royalty that covers a portion of the Gold Hill Deposit located in Nevada. This Barrick Gold / Kinross Gold project is in the pre-development stage with mine and construction planning estimated to attain production in 2009 or 2010.

•	A 0.526% working interest in one well and a 2.612% working interest in two oil wells, located in Sheridan County, Montana.

•	A 4.00% NSR royalty on Radius Gold’s Tambor gold property in Guatemala.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
Pascua Royalty Interests

Over a series of transactions during 2007, IRC acquired a 32.1% interest in the Pascua Royalty from a Chilean family. The Pascua Royalty is a sliding-scale royalty on the Pascua gold project in Chile operated by Barrick Gold Corporation. The total cost of the acquisitions was $56.5 million in cash and transaction costs. In addition, IRC will make a one time payment of $4.0 million if gold prices exceed $550 per ounce for any six-month period within the first 36 months after commercial production and additional payments totalling $6.4 million if gold prices exceed $600 per ounce for any six-month period within the first 36 months after commercial production. The royalties are limited to the first 14 million ounces of gold produced from the Pascua after which the royalties will revert to the sellers (except with respect to the royalty interest obtained in the first closing (a 7.65% interest, or 23.8% of the total royalty acquired) IRC will retain 50% of the royalty after the first 14 million ounces of gold are produced). IRC has an option, within 36 months of the commencement of commercial production, to acquire up to 50% of the interest obtained in the remaining closings that would otherwise revert to the original royalty sellers, for up to $6.4 million. The Company also retains a right of first refusal to acquire additional royalty interests in the event the owners decide to further reduce their ownership.

The Pascua royalties acquired apply to the gold and copper produced from the Pascua, the Chilean side of the Pascua-Lama project. IRC’s share of the royalty is a linear sliding-scale NSR royalty ranging from 0.4725% at a gold price of $300 per ounce or below to 3.15% at a gold price of $800 per ounce. The royalty remains at 3.15% at gold prices above $800 per ounce.

Horizon and Belcourt Coal Royalty Interests

In April 2007, the Company agreed to acquire from private parties royalties on the Belcourt and Horizon metallurgical coal projects located in north eastern British Columbia. The Horizon interest was closed in April for $1.5 million and represents a 0.5% gross royalty on coal sales revenue from the future Horizon Mine. The Belcourt piece of the acquisition closed in January 2008 for $500,000. The Belcourt royalty is a .103% interest in the Belcourt property, which is a pre-feasibility stage metallurgical coal project. In addition, the Company has agreed to make an additional $.8 million payment within 10 days of the announcement of a construction decision on the Belcourt property.

Western Australian Royalties

On June 12, 2006 the Company acquired a Western Australian gold (“WAu”) royalty for $10.0 million in cash from Resource Capital Fund III L.P. (“RCF”), a mining focused private equity fund. The WAu royalty is a 1.5% net smelter return (“NSR”) and applies to more than 3.1 million acres (approximately 1,600 mining tenements) located in the Laverton, Leonora, Meekatharra, Murchison and Southern Cross-Marvel Loch districts of Western Australia. The acquisition was effective as of January 1, 2006. Royalties earned to June 12, 2006 of $622,000, were credited against the cost of the royalty. The transaction cost, including acquisition costs of $853,000 and less the royalty payments noted above, was allocated to the projects as follows:

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)

		Cost
(in thousands of $)		allocation
Project	Operator	$
Southern Cross	St Barbara Limited	2,544
Tarmoola	St Barbara Limited	1,486
Gwalia	St Barbara Limited	3,546
Yaloginda	Mercator Gold PLC	1,421
South Laverton	Saracen Mineral Holdings, Ltd.	912
Other	Terrain, Mercator	322

		10,231

Pending royalty acquisitions

Fawcett

On December 7, 2004, the Company signed a letter agreement with David Fawcett (superseded by a royalty purchase agreement dated February 22, 2005) to acquire 20.3% of a 1.0% royalty interest on four coal licenses in British Columbia for total consideration of CA$312,500 in cash and CA$937,500 in Common Shares valued at the offering price of the IPO of CA$4.30. Pursuant to an agreement dated February 22, 2005, the cash and 218,023 Common Shares were placed in escrow pending receipt of executed royalty assignment agreements from the property owner, Western Canadian Coal Corp. (“Western”). The value of the Common Shares has been included in other long-term assets at December 31, 2007 and 2006 and will be transferred to royalty interests in mineral properties upon closing of the transaction. Should the transaction not close, the cash will revert back to the Company and the shares will be retired.

On March 21, 2005, Western filed a petition with the Supreme Court of British Columbia to have the underlying royalty sharing agreement set aside. On February 24, 2006, the Supreme Court of British Columbia upheld the underlying royalty sharing agreement between David Fawcett and Western. On March 24, 2006, Western filed a notice to appeal the decision. On October 23, 2006, Western announced that it was unilaterally discontinuing the appeal but would be taking the position that based on the circumstances in which the 1.0% royalty was entered into, that any payment on the 1.0% royalty over the sum of $500,000 would constitute the payment of interest in excess of 60% and would be illegal under Section 347 of the Criminal Code of Canada. Accordingly, Western indicated that it would make no payments on the 1.0% royalty over and above $500,000. If correct, this would restrict the payments on that portion of the royalty to be assigned by Fawcett to the Company to $101,500. Fawcett has commenced proceedings challenging this position and seeking a declaration that the 1.0% royalty is not subject to Section 347 of the Criminal Code.

Limpopo

On May 15, 2007, the Company announced an agreement to acquire two platinum-palladium royalties in South Africa, subject to satisfactory due diligence and regulatory approvals. The agreement calls for consideration of $13.0 million in cash, and applies to two royalties on Lonmin Plc’s (“Lonmin”) Limpopo PGM project, located on the east limb of the Bushveld layered mafic intrusion complex, and comprising ores found in the Merensky and UG2 reefs.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
Closing on this acquisition has been delayed pending clarification of certain title and contract issues with respect to the underlying royalty agreements (see note 15).

Impairments

During the year ended December 31, 2007, the Company impaired royalties on five diamond exploration properties, Jubilee, Bear, Peregrine, Jewel and Repulse Bay totaling $1,418,000 due to the operators’ actual, or stated intent to drop these properties. The Company also recorded a partial impairment of the Yaloginda property in Western Australia of $724,000 after concluding that the payable ounces on the project were less than originally estimated.

4	Investments

Investments as of December 31, 2007 and 2006 consisted of:

	December 31,
	2007	2006
	$	$

Preferred Rocks of Genoa Holding Company, LLC	6,053	—
Investment in New Horizon Uranium Corporation	1,052	—
Other	139	—

	7,244	—

Preferred Rocks of Genoa Holding Company, LLC

On February 22, 2007, the Company announced that it had entered into an agreement to acquire a royalty on the Legacy Sand Project (“Legacy”) in Nance County, Nebraska for $12.0 million in cash. The Royalty was styled as a production payment in its primary term, changing to a percentage of sales basis after 12 years. Legacy is a new operation which intends to produce a range of high-quality industrial sand products.

The project began production in the second quarter of 2007, but has experienced problems in reaching targeted output levels. Reasons for the delays center on unforeseen technical issues related to the plant design and equipment. Resolution of these technical issues was stalled by on-going disputes between the former owners of Legacy. To resolve the dispute, the partners have sold all of their interests in Legacy to a privately-held purchaser (the “Buyer”). Under the terms of the sale, the Buyer will become the Manager of a new limited liability company, Preferred Rocks of Genoa Holding Company, LLC (“Genoa”), formed to finance, own and operate the Legacy project. A detailed plan has been formed to address existing technical issues and at the same time double the Legacy plant production capacity to 1,000,000 short tons per year of frac and other products.

To enable the sale and new investment, the Company has restructured its interest in Legacy, originally a fixed royalty of $4.75 per ton on the first 500,000 tons produced annually for a period of 12 years and a 2% gross

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
royalty thereafter, as well as a security interest in the sand lease. Accordingly, on December 24, 2007, the Company and the Buyer completed the following restructuring of its interest in Legacy:
•	The Company received the following:
•	$6.0 million in cash,

•	a membership interest in Genoa paying a 10% preferred return on a deemed $8.0 million investment, including return of all capital before distribution of any cash to the Manager, and

•	a residual net profits interest of 5.25% in the restructured Legacy project.
•	Any cash received on the deemed investment will be paid only to the extent of excess available funds.

•	The Company will not be required to contribute any additional capital to Genoa, such as for construction cost overruns, and will experience no dilution of its net profits interest.
The Company’s investment in Genoa has been classified as available-for-sale, and accordingly was initially recorded at its fair market value, which approximated cost. There is no quoted market price in an active market for the investment in Genoa, and accordingly, this investment will be measured at cost.

New Horizon Uranium Corporation

In October 2005, the Company agreed to loan $200,000 to New Horizon Uranium Corporation (“NHU”), and since that time has provided financial and management services to NHU to assist NHU in the financing of its operations. In consideration for these services, NHU agreed to give the Company 2,150,000 shares of NHU in the event of a successful public listing of its shares, and to pay the Company a royalty of $0.75/lb on all future production of Uranium by NHU. On April 12, 2007, NHU completed a reverse take-over of Crossroads Exploration Inc., which is traded on the TSX Venture Exchange (now New Horizon Uranium Corporation). Upon completion of the reverse take-over, NHU issued the 2,150,000 shares and re-paid the loan to the Company. This transaction was recorded as a gain on the Company’s books in the second quarter of 2007 in the amount of the initial value of the shares of $849,000 as of April 12, 2007 and is included in other revenue in the consolidated statements of operations.

The investment in NHU has been classified as available-for-sale and accordingly was initially recorded at fair market value. The unrealized gain on the investment of $173,000 (net of taxes of $30,000) has been recorded as comprehensive income during the year ended December 31, 2007. Future changes to the fair market value of the Company’s investment in NHU will be recorded as other comprehensive income, net of taxes.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)

5	Other long-term assets

Other assets as of December 31, 2007 and 2006 consisted of:

	December 31,
	2007	2006
	$	$

Acquisition costs related to the Australian royalties acquired from Rio Tinto (note 3)	17,058	—
Deferred amounts relating to pending royalty acquisitions (note 3)	835	835
Note receivable — South American Metals (note 10)	810	—
Financing costs related to issuance of the Debentures, net of amortization of $388 in 2006 (note 7)	—	1,257
Other	484	346

	19,187	2,438

The note receivable from South American Metals is classified as held-to-maturity and has been initially recorded at its fair market value, which approximates its original cost. This note will be measured at amortized cost using the effective interest method (note 10).
6	Revolving Credit Facility

The Company entered into a credit agreement dated January 8, 2007 with The Bank of Nova Scotia establishing a revolving credit facility (the “Revolving Facility”) in favour of the Company in the amount of up to $20 million. This amount was increased to $40 million on May 17, 2007. The Revolving Facility shall be used to provide funds for general corporate purposes, including acquisitions of royalties on mining properties.

The Revolving Facility is a two-year revolving loan which is available in multiple currencies through prime rate, base rate and LIBOR advances and through bankers’ acceptance, priced at the applicable rate plus an applicable margin that ranges from 1% to 2%. The Company will pay a standby fee of 1% per annum on the undrawn amount of the Revolving Facility. The Revolving Facility is repayable in full on January 8, 2009.

The Revolving Facility is subject to customary terms and conditions for borrowers of this nature, including limits on incurring additional indebtedness, granting liens or selling assets without the consent of the lenders.

The Company is also required to maintain certain financial ratios as well as a minimum tangible net worth. Pursuant to the Revolving Facility, the Company granted a second charge over substantially all of its current and future assets. Archean and IRC Nevada Inc. guaranteed the indebtedness of the Company under the Revolving Facility. IRC Nevada Inc. provided a first charge over all of its assets pursuant to a general security agreement and Archean provided a second charge over all of its assets (except for its equity interest in Voisey’s Bay Holding Corporation which was not pledged) pursuant to a general security agreement.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
7	Senior secured debentures

On February 22, 2005, the Company completed a Unit Offering for gross proceeds of CA$30 million. The Unit Offering consisted of CA$30 million of 5.5% Senior Secured Debentures (the “Debentures”) due February 22, 2011 and 1,395,360 Common Shares. The obligations of the Company under the Debentures are collateralized by a general security agreement over all of the assets of the Company relating to the Voisey’s Bay Royalty.

Interest on the Debentures is payable semi-annually, on February 28 and August 31, with the principal of CA$30 million due at maturity in 2011. Under the terms of the Debentures, the first three semi-annual interest payments were withheld and placed into an escrow account. These payments were made from this account on August 31, 2005, February 28, 2006 and August 31, 2006. Interest paid by the Company for the years ended December 31, 2007, 2006 and 2005 was approximately $1,459,000, $1,455,000 and $721,000, respectively.

The proceeds received from the Debentures were reduced by the fair value of the Common Shares issued of $4.9 million. Details of the balance are as follows:

	December 31, 2007		December 31, 2006
	CA$	US$	CA$	US$

Senior Secured Debentures payable	30,000	30,582	30,000	25,743
Unaccreted discount	(3,667)	(2,979)	(4,583)	(3,715)
Unaccreted financing charges (note 2)	(1,240)	(1,008)	—	—

	25,093	26,595	25,417	22,028

The Company’s contractual obligation for future principal payments is one lump sum payment of $30,582,000 to be made on February 22, 2011. The obligation is denominated in CA$. The Debentures as of December 31, 2007 were converted to US$ equivalents using an exchange rate of CA$1.00 to US$1.0194, the exchange rate as of December 31, 2007. The Debentures as of December 31, 2006 were converted to US$ equivalents using an exchange rate of CA$1.00 to US$.8581, the exchange rate as of December 31, 2006.
8	Income taxes

During 2007, the Canadian Federal government enacted legislation that lowers the Federal income tax rate from 19.0% (rate effective as of January 1, 2010) to 18.5% effective on January 1, 2011. On December 14, 2007, the Canadian Federal government enacted additional legislation that incrementally lowers the Federal income tax rate from the current rate of 21% to 15% on January 1, 2012. As a result of these changes, the Company has reflected its future tax liabilities at the new enacted rates, resulting in the realization of a future income tax recovery of $7,042,000 during the year ended December 31, 2007.

Effective April 1, 2006 the Province of Alberta lowered its provincial income tax rate from 11.5% to 10.0%. In addition, the Canadian Federal government also enacted legislation in June 2006 that eliminates the Federal surtax of 1.12% on January 1, 2008 and also incrementally lowers the Federal income tax rate from the current rate of 21% to 19% on January 1, 2010. As a result of these changes, and the Company’s permanent

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
establishment in Alberta, the Company has reflected its future tax liabilities at the new enacted rates, resulting in the realization of a future income tax recovery of $9,707,000 during the year ended December 31, 2006.
Income tax expense varies from the amount that would be computed by applying the combined federal and provincial income tax rate of 32.12% (32.12% in 2006 and 33.62% in 2005) to earnings (loss) before income taxes as follows:

	Year ended December 31,
	2007	2006	2005
	$	$	$
Earnings (loss) before income taxes	9,664	2,622	(9,074)

Expected income tax expense (recovery)	3,104	842	(3,051)
Tax effect of:
Change in valuation allowance	—	—	(305)
Change in income tax rates	(7,042)	(9,707)	—
Stock-based compensation	435	308	1,678
Debenture discount	—	—	818
Foreign currency	1,993	(113)	29
Other	(59)	(386)	252

	(1,569)	(9,056)	(579)

At December 31, 2007, the Company has unused Canadian net operating losses of approximately $33,575,000, which expire as follows:

$

2010	704
2011	1,110
2012	7,193
2013	7,469
2014	17,099

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
The Company has recorded a future income tax liability as a component of the cost of the Archean acquisition (Voisey’s Bay Royalty) and the Hunter Portfolio to reflect the fact that the Company has no amortizable basis in these assets for Canadian income tax purposes. Recording of the future income tax liability has been offset by a corresponding recognition of tax benefits related to the Company’s tax net operating losses, and certain expenses of the IPO and the Unit Offering. Future tax (assets) liabilities include the following components:

	December 31,
	2007	2006
	$	$

Royalty interests in mineral properties	57,553	66,616
Deferred income	4,850	3,546
Share issue costs	(2,805)	(2,144)
Deferred gain on Legacy transaction (note 4)	(783)	—
Net operating loss carry-forward	(8,245)	(4,065)
Other	(68)	195

	50,502	64,148

9	Shareholders’ equity

Activity in Common Shares was as follows:

	2007		2006		2005
		Amount		Amount		Amount
	Shares	$	Shares	$	Shares	$

Outstanding — Beginning of year	58,008,448	166,173	57,027,568	164,176	5,849,433	2,058
Shares issued in connection with the IPO (net of issuance costs)	—	—	—	—	37,790,698	124,253
Shares issued in connection with unit offering (net of issuance costs)	—	—	—	—	1,395,360	4,588
Shares issued for the purchase of royalty interests in mineral properties (note 3)	—	—	—	—	8,896,895	31,015
Shares issued in connection with the unit offering (net of issuance costs)	8,334,000	34,831	—	—	—	—
Shares issued in connection with the offering (net of issuance costs)	10,400,000	67,246	—	—	—	—
Exercise of warrants issued in connection with unit offering	751,630	4,710	—	—	—	—
Exercise of financing warrants	469,042	1,207	75,858	202	1,620	4
Exercise of initial financing special warrants	—	—	—	—	2,550,000	1,319
Exercise of compensation special warrants	—	—	—	—	308,000	159
Exercise of compensation warrants	89,736	68	—	—	—	—
Shares issued into escrow (note 5)	—	—	—	—	218,023	760
Exercise of Williams mine warrants	384,000	988	566,000	1,518	—	—
Exercise of stock options	40,000	227	—	—	—	—
Other activity	—	—	339,022	277	17,539	20

Balance — End of year	78,476,856	275,450	58,008,448	166,173	57,027,568	164,176

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
           Activity in accumulated other comprehensive income was as follows:

(in thousands of US$)	Amount
Balance at December 31, 2006	$—
Comprehensive income	173

Balance at December 31, 2007	$173

A summary of comprehensive income and retained earnings was as follows:

	December 31,	December 31,
	2007	2006

Unrealized gains on available for sale investments	$203	$—
Future tax effect on unrealized gains	(30)	—

Total comprehensive income	173	—
Retained earnings	11,531	2,325

	$11,704	$2,325

Offerings

On February 12, 2007 (the “Closing Date”), the Company completed a unit offering of 8,334,000 units (“Units”) of the Company at a price of CA$5.40 per Unit. Each Unit is comprised of one Common Share and one-half of one common share purchase warrant of the Company (each whole warrant, a “Warrant”), with each Warrant entitling the holder thereof to acquire a further Common Share (each, a “Warrant Share”) at a price of CA$6.50 per Warrant Share for a period of nine months after the Closing Date and at CA$7.00 per Warrant Share from the date that is nine months after the Closing Date until the date that is 18 months after the Closing Date. The expiry date of the Warrants is subject to acceleration if the Common Shares have a closing price at or above CA$8.00 or CA$8.50 during the first or second nine-month period, respectively, for 20 consecutive trading days. Net proceeds to the Company, after agents’ commission and expenses of the offering was CA$42,118,000, or $35,659,000. The Company has allocated the net proceeds of the offering between the Common Shares and the Warrants based upon their relative fair values on the Closing Date. The fair value of the warrants were determined using the Black-Scholes Option Pricing Model, with an assumed risk free interest rate of 4.0% and expected price volatility of the Company’s Common Shares of 38%.

On November 5, 2007, the Company completed an offering of 10,400,000 common shares of the Company (including an underwriter over-allotment of 400,000 Common Shares) at a price of CA$6.30 per share. Net proceeds to the Company, after agent’s commissions and estimated expenses of the offering were CA$61,664,000, or $66,017,000.

Compensation Special Warrants and Compensation Warrants

In August 2003, the Company issued 308,000 Compensation Special Warrants and 440,000 Compensation Warrants to IRC’s agent in a private placement. Each Compensation Special Warrant allowed the holder to acquire one Common Share for no additional consideration and was recorded at a total value of $159,000. The Compensation Special Warrants were automatically exercised five business days after completion of the Company’s IPO in February 2005 for 308,000 Common Shares. Each Compensation Warrant allows the

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
holder to acquire one Common Share at a price of CA$0.80, for a period of two years from February 22, 2005. The Compensation Warrants were valued at $36,000. As of December 31, 2007, all Compensation Warrants have been exercised.
Unit Offering Warrants

In connection with the offering completed on February 12, 2007 (the “Closing Date”), the Company issued 4,167,000 warrants (“Warrants”) to purchase common shares of the Company at a price of CA$6.50 per Warrant for a period of nine months after the Closing Date and at CA$7.00 per Warrant Share from the date that is nine months after the Closing Date until the date that is 18 months after the Closing Date. The expiry date of the Warrants is subject to acceleration if the Common Shares have a closing price at or above CA$8.50 for 20 consecutive trading days. During 2007, the Company received net proceeds of $4,654,767 from the exercise of 751,630 Warrants.

Outstanding warrants were as follows:

	December 31, 2007		December 31, 2006
		Amount		Amount
	Number	$	Number	$

Warrant
Financing warrants	—	—	473,090	14,122
Williams mine warrants	—	—	384,000	11,463
Compensation warrants	—	—	85,688	6,856
Unit offering warrants	3,415,370	1,281,816	—	—

	3,415,370	1,281,816	942,778	32,441

Stock options

On June 8, 2004, the Board of Directors of the Company adopted a stock option plan (the “Plan”) pursuant to which the Company may grant incentive stock options to directors, officers, employees of and consultants to the Company and any affiliate of the Company, at the Board of Director’s discretion. The exercise price and vesting period of any option granted is fixed by the Board of Directors of the Company when such option is granted.

All options are non-transferable. The term of the options is at the discretion of the Board of Directors, but may not exceed 10 years from the grant date. The options expire on the earlier of the expiry date or the date which is 90 days following the day on which the option holder ceases to be a director, officer, employee of or consultant to the Company and any affiliate of the Company. The options will be adjusted in the event of a share consolidation or subdivision or other similar change to the Company’s share capital. The aggregate number of Common Shares in respect of which options have been granted and remain outstanding under the Plan shall not at any time exceed 10% of the then issued and outstanding Common Shares, or exceed 5% of such amount to any one optionee.

During 2007, the Company received proceeds from the exercise of 40,000 stock options totalling $162,000.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
The following table presents the composition of options outstanding and exercisable as of December 31:

	2007		2006
	Options	Price*	Options	Price*

Outstanding, beginning of year	5,102,000	4.31	3,978,000	4.19
Granted	562,000	5.81	1,124,000	4.76
Forfeited/cancelled	(50,000)	4.46	—	—
Exercised	(40,000)	3.75	—	—

Outstanding, end of year	5,574,000	4.47	5,102,000	4.31

*	Price reflects the weighted average exercise price in Canadian dollars.
The Company uses the fair value based method of accounting for all stock-based compensation awards using the Black-Scholes Option Pricing Model. The Company recognized stock-based compensation expense of $1,355,000 in 2007, $960,000 in 2006 and $4,992,000 in 2005 which is recorded in general and administrative expense.

	December 31,
	2007	2006

Valuation assumptions:
Risk free interest rate	4.5%	4.1%
Expected dividend yield	.5%	Nil
Expected price volatility of the Company’s Common Shares	44%	38%
Expected life of the option	3.5 years	3.5 years

Options granted	562,000	1,124,000
Weighted average exercise price	CA$5.81	CA$4.76
Vesting period	3 years	3 years
Weighted average fair value per stock option	$2.22	$1.39
Option pricing models require the input of highly subjective assumptions including the expected price volatility. Changes in the subjective input assumptions can materially affect the fair value estimate, and therefore, the existing models do not necessarily provide a reliable measure of the fair value of the Company’s stock options.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
The following summarizes stock options outstanding as of December 31, 2007:

Exercise price	Number	Remaining	Number
CA$	outstanding	contractual life	exercisable
3.67	50,000	2.5 years	50,000
3.75	978,000	2.9 years	652,000
3.97	100,000	2.3 years	100,000
4.27	50,000	3.8 years	16,667
4.30	2,510,000	2.2 years	2,510,000
4.80	300,000	2.2 years	300,000
4.80	1,024,000	3.9 years	341,333
5.81	562,000	4.9 years	—

	5,574,000		3,970,000

10	Related party transactions

Effective January 31, 2007, an officer and director of the Company (the “Officer”) resigned his employment and stepped down from the Board of Directors in order to pursue other business opportunities. The Officer will be retained as a consultant to the Company. As part of his resignation agreement, the officer has guaranteed the repayment of a promissory note from South American Metals (note 5) ($810,000 at December 31, 2007). The guarantee is secured by the pledge of certain of the officer’s shares and stock options of the Company.

IRC subleased its corporate headquarters office space in Denver, Colorado from a company controlled by the chairman and chief executive officer of the Company through May 2005. The terms of the sublease were the same as the original underlying lease. Rent expense under the sublease during 2005 was $10,000.

These amounts are recorded at the exchange amount, which is the amount of consideration established and agreed to by the related parties. These expenses are included in general and administrative expenses on the statement of operations.

There were no amounts due from or to related parties at December 31, 2007 and 2006.

11	Financial instruments

Fair value

The fair values of the Company’s cash and cash equivalents, restricted cash, royalty receivables and accounts payable and accrued liabilities approximate the carrying amounts due to the short maturities of these instruments. The fair value of the Debentures as of December 31, 2007 and 2006 was approximately $28,400,000 and $23,900,000, respectively.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
         Interest expense
         Details of interest expense were as follows:

	December 31,
(in thousands of US$)	2007	2006	2005

Accretion of debenture discount and financing charges	$984	$880	$659
Cash interest expense	1,805	1,458	1,167
Commitment and standby fees	961	—	—

	$3,750	$2,338	$1,826

12	Reconciliation of Canadian and United States Generally Accepted Accounting Principles

Canadian generally accepted accounting principles (Canadian GAAP) varies in certain significant respects from the principles and practices generally accepted in the United States (US GAAP) in general. As required by the United States Securities and Exchange Commission (the “SEC”), the effect of these principal differences on the Company’s consolidated financial statements is quantified below and described in the accompanying notes.

Adjustments to the statement of operations are as follows:

	Year ended December 31,
	2007	2006	2005
	$	$	$

Expressed in thousands of U.S. dollars, except per share amounts
Earnings (loss) for the year under Canadian GAAP	11,233	11,678	(8,495)
Derivative mark-to-market adjustments (a)	201	(2,907)	(2,254)

Earnings (loss) for the year under US GAAP	11,434	8,771	(10,749)

Earnings (loss) per common share
Basic	0.17	0.15	(0.22)
Diluted	0.16	0.15	(0.22)
     Adjustments to the balance sheet:

	December 31,
	2007	2006
	$	$

Expressed in thousands of U.S. dollars
Total liabilities reported under Canadian GAAP	88,803	88,248
Derivative for share purchase warrants (a)	400	2,562

Total liabilities reported under US GAAP	89,203	90,810

Shareholders’ Equity reported under Canadian GAAP	295,679	174,483
Derivative for share purchase warrants (a)	(400)	(2,562)

Shareholders’ Equity reported under US GAAP	295,279	171,921

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
a)	Share purchase warrants

The SEC has recently provided guidance to their interpretation of the US accounting rules contained in the Statement of Financial Accounting Standards 133 (“SFAS 133”), Accounting for Derivative Instruments and Hedging Activities as it relates to the accounting treatment for the Company’s share purchase warrants under US GAAP.

Under Canadian GAAP, share purchase warrants are accounted for as equity. Recent examples of the SEC’s interpretation of SFAS 133 requires that when a Company’s share purchase warrants have an exercise price denominated in a currency other than a company’s functional currency, those share purchase warrants must be marked to fair value with any resulting gains or losses being included in the calculation of US GAAP earnings. In these circumstances a loss (gain) would be recorded by the Company when the value of the share purchase warrants increases (decreases). Upon exercise, the relevant liability is transferred to common shares.

The Company used the Black-Scholes Option Pricing Model to determine the fair value of the warrants with the following assumptions:

	December 31,
	2007	2006

Risk free interest rate	3.8%	4.1%
Expected dividend yield	.5%	Nil
Expected price volatility of the Company’s Common Shares	44%	38%
Expected remaining life of the warrants	0.6 years	0.1 years
The Financial Accounting Standards Board (“FASB”) has initiated a project to determine the accounting treatment for convertible debt with elements of foreign currency risk. This project is expected to provide further US GAAP guidance in respect of accounting for share purchase warrants.

b)	Recent accounting pronouncements

U.S. GAAP Standards

In September, 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 157 “Fair Value Measurements” (“FAS 157”). FAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP) and expands disclosures regarding fair value measurements. This Statement is applicable whenever another standard requires or permits assets or liabilities to be measured at fair value, but it does not expand the use of fair value to any new circumstances. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. On February 12, 2008, the FASB staff issued FASB Staff Position FAS 157-2 (“FAS 157-2”) which defers the effective date of FAS 157 for all nonfinancial assets and liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis. FSP 157-2 defers the effective date of FAS 157 to fiscal years beginning after November

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
15, 2008, for items within the scope of FSP 157-2. The Company is in the process of determining the impact, if any, the adoption of FAS 157 will have on its consolidated financial position or results of operations, but does not believe the impact will be material.

In September, 2006, the FASB issued Statement 159 “Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement 115”. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments.

The Company does not expect the adoption of SFAS 159 to have a material impact on the Company’s consolidated results of operations or financial position.

13	Segment information

The Company operates in one industry segment, with all revenue from mineral royalties.

14	Supplemental cash flow information

	December 31,
	2007	2006	2005
	$	$	$

Cash paid for interest	2,766	1,458	1,167

Cash paid for taxes	—	—	—

Transfer from royalty interest in mineral properties to investments	6,035	—	—

Cash and cash equivalents as of December 31 consists of the following:

	2007	2006
	$	$

Cash in bank	776	2,019
Short-term deposits	11,966	8,424
Banker acceptance	—	1,132

	12,742	11,575

The effective interest rate on short-term deposits and banker acceptance amounts was 4.0% and have an average maturity of 7 days.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
15	Subsequent events

On February 26, 2008, the Company received approval from the Australian Foreign Investment Review Board regarding the Western Australia royalties acquired from Rio Tinto on December 21, 2007 (Note 3).

On February 29, 2008, the Company’s Board of Directors declared a dividend of US$0.015 per share. The dividend is payable to shareholders of record on March 14, 2008 and will be paid on or about March 31, 2008.

On March 10, 2008, the Company announced that it has made the decision to terminate the Limpopo letter of intent (discussed in Note 3) due to an unsatisfactory resolution to certain title issues.

International Royalty Corporation
Consolidated Financial Statements
For the nine months ended September 30, 2009 and 2008
(unaudited, expressed in thousands of U.S. dollars)

International Royalty Corporation
Consolidated Balance Sheets

(unaudited, expressed in thousands of U.S. dollars)

	September 30,	December 31,
	2009	2008

Assets
Current assets
Cash and cash equivalents	$51,344	$3,444
Restricted cash	418	371
Royalties receivable, net of allowance of $47 (2008 — $45)	5,630	7,476
Prepaid expenses and other current assets	265	195

	57,657	11,486
Royalty interests in mineral properties (note 3)	349,516	355,093
Investments (note 4)	6,234	6,207
Furniture and equipment, net	111	145
Foreign currency contract (note 7)	2,948	—
Other long-term assets (note 5)	2,278	3,639
	$418,744	$376,570

Liabilities
Current liabilities
Accounts payable and accrued liabilities	$1,328	$1,693
Other liabilities — current portion (note 10)	149	—
Income taxes	2,075	7,753
Future income taxes	508	4,226

	4,060	13,672
Revolving credit facility (note 6)	—	3,000
Senior secured debentures (note 7)	25,666	21,662
Foreign currency contract (note 7)	—	493
Future income taxes	46,808	40,463
Other liabilities (note 10)	3,725	—

	80,259	79,290

Shareholders’ Equity (note 9)
Common shares
Authorized — unlimited common shares without par value Issued — 94,695,356 (2008 — 78,480,356) common shares	324,925	275,464
Contributed surplus	10,464	9,896
Retained earnings	3,079	11,920
Accumulated other comprehensive income	17	—

	338,485	297,280

	$418,744	$376,570

See accompanying notes to the consolidated financial statements.

International Royalty Corporation
Consolidated Statements of Operations

(unaudited, expressed in thousands of U.S. dollars, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Royalty Revenues	$6,593	$13,791	$19,790	$32,684

Expenses
Amortization	2,591	4,275	10,186	10,281
Business development	381	665	990	1,552
General and administrative	1,296	1,640	4,090	5,125
Impairment of royalty interests in mineral properties (note 3)	—	813	—	813
Impairment of other long-term assets	—	839	—	839
Royalty taxes	1,000	2,593	3,145	6,110

	5,268	10,825	18,411	24,720

Earnings from operations	1,325	2,966	1,379	7,964

Other income (expense)
Foreign currency gain (loss)	(3,041)	(904)	(3,978)	59
Unrealized gain on fair market value of foreign currency contract (note 7)	2,114	—	3,441	—
Purchase transaction costs (note 10)	(55)	—	(6,763)	—
Interest expense (note 11)	(942)	(795)	(2,594)	(2,359)
Interest income	24	77	61	393

	(1,900)	(1,622)	(9,833)	(1,907)

Earnings (loss) before income taxes	(575)	1,344	(8,454)	6,057

Income tax expense (benefit)
Current income tax	(4,383)	9,377	(6,771)	8,792
Future income tax	4,582	(8,493)	3,694	(6,533)

	199	884	(3,077)	2,259

Net earnings (loss)	$(774)	$460	$(5,377)	$3,798

Basic and diluted earnings (loss) per share	$(0.01)	$0.01	$(0.06)	$0.05

Basic weighted average shares outstanding	91,844,704	78,480,356	82,984,092	78,479,820

Diluted weighted average shares outstanding	91,844,704	78,493,974	82,984,092	79,135,156

See accompanying notes to the consolidated financial statements.

International Royalty Corporation
Consolidated Statements of Retained Earnings

(unaudited, expressed in thousands of U.S. dollars)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Retained earnings at beginning of period	$5,747	$13,692	$11,920	$11,531
Net earnings (loss) for the period	(774)	460	(5,377)	3,798
Dividends	(1,894)	(1,570)	(3,464)	(2,747)

Retained earnings at end of period	$3,079	$12,582	$3,079	$12,582

Consolidated Statements of Comprehensive Income (Loss)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Net earnings (loss) for the period, before comprehensive income	$(774)	$460	$(5,377)	$3,798
Unrealized gains (losses) on available for sale investments (note 4)	2	(197)	20	(865)
Future tax effect on unrealized gains (losses)	(0)	29	(3)	127

Comprehensive income (loss)	$(772)	$292	$(5,360)	$3,060

See accompanying notes to the consolidated financial statements.

International Royalty Corporation
Consolidated Statements of Cash Flows

(unaudited, expressed in thousands of U.S. dollars, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Cash flows provided by operating activities
Earnings (loss) for the period	$(774)	$460	$(5,377)	$3,798
Items not affecting cash
Depreciation and amortization	2,604	4,284	10,223	10,309
Impairment of royalty interest in mineral properties	—	813	—	813
Impairment of long-term assets	—	839	—	839
Accretion of debenture discount and financing charges	313	278	920	816
Non-cash interest on other liabilities	152	—	258	—
Future income tax expense (benefit)	4,582	(8,493)	3,694	(6,533)
Non-cash foreign currency (gain) loss	2,250	595	3,247	(537)
Non-cash foreign currency contract	(2,114)	—	(3,441)	—
Non-cash transaction costs (note 10)	(86)	—	5,555	—
Stock-based compensation expense	183	378	568	1,098
Decrease in other liabilities	(331)	—	(331)	—
Changes in non-cash working capital
(Increase) decrease in royalties receivable	(418)	(4,165)	2,027	(832)
(Increase) decrease in prepaid expenses and other current assets	65	129	(42)	(111)
(Increase) decrease in other assets	—	(19)	—	59
Decrease in accounts payable and accrued liabilities	(850)	(184)	(1,347)	(595)
Increase (decrease) in income taxes payable	(3,994)	8,788	(6,771)	510

	1,582	3,703	9,183	9,634

Cash flows provided by (used in) investing activities
Acquisition of royalty interests in mineral properties	—	(22,203)	(5,022)	(22,838)
Refund of stamp duty paid on royalty interests	—	—	413	—
Cash acquired in acquisition (note 10)	—	—	199	—
Purchase of furniture and equipment	—	(22)	(2)	(45)
Increase in equity investment	(7)	—	(7)	—
Restricted cash	—	(2)	—	(302)
Other assets	484	(492)	139	(1,366)

	477	(22,719)	(4,280)	(24,551)

Cash flows provided by financing activities
Proceeds from bought deal financing, net of issuance costs	49,461	—	49,461	—
Proceeds from exercise of stock options	—	—	—	13
Revolving credit facility	(300)	4,996	(3,000)	4,996
Dividends paid	(1,894)	(1,570)	(3,464)	(2,747)

	47,267	3,426	42,997	2,262

Increase (decrease) in cash and cash equivalents	49,326	(15,590)	47,900	(12,655)
Cash and cash equivalents — beginning of period	2,018	15,677	3,444	12,742

Cash and cash equivalents — end of period	$51,344	$87	$51,344	$87

See accompanying notes to the consolidated financial statements.

International Royalty Corporation
Notes to Interim Consolidated Financial Statements (unaudited)
September 30, 2009

1	Nature of business and basis of presentation

International Royalty Corporation (“IRC” or the “Company”) was incorporated under the laws of Yukon, Canada on May 7, 2003 and was continued under the Canada Business Corporations Act on November 12, 2004. It was formed for the purpose of acquiring and creating natural resource royalties with a specific emphasis on mineral royalties.

These unaudited interim consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and notes to the consolidated financial statements required by generally accepted accounting principles for complete financial statements and should be read in conjunction with the Company’s consolidated financial statements for the year ended December 31, 2008. In the opinion of management, all adjustments considered necessary for fair presentation have been included.
2	Significant accounting policies

The consolidated financial statements have been prepared using accounting policies generally accepted in Canada (“Canadian GAAP”) for interim reporting and include the accounts of its wholly-owned subsidiaries. The material subsidiaries include IRC (U.S.) Management Inc., Archean Resources Ltd. (“Archean”) and IRC Nevada Inc. In addition, the Company consolidates variable interest entities for which it is determined to be the primary beneficiary. All significant inter-company transactions are eliminated on consolidation.

The accounting policies followed by the Company are set out in note 2 to the audited consolidated financial statements for the fiscal year ended December 31, 2008 and have been consistently followed in the preparation of these consolidated financial statements except that the Company has adopted the following CICA standards effective for the Company’s first quarter commencing January 1, 2009, with the exception of the variable interest entities policy which became a significant policy during the quarter ended June 30, 2009:

Section 3064 — Goodwill and Intangible Assets — This section was issued in February 2008 and replaced CICA 3062, “Goodwill and Intangible Assets,” and Section 3450, “Research and Development”. This new standard provides guidance on the recognition, measurement, presentation and disclosure of goodwill and intangible assets. The adoption of this standard had no effect on the consolidated financial statements.

Section 1582 — Business Combinations, Section 1601 — Consolidations and Section 1602 — Non-controlling Interests — These sections were issued in January 2009 and are harmonized with International Financial Reporting Standards. Section 1582 specifies a number of changes, including: an expanded definition of a business combination, a requirement to measure all business acquisitions at fair value, a requirement to measure non-controlling interests at fair value, and a requirement to recognize acquisition-related costs as expenses. Section 1601 establishes the standards for preparing consolidated financial statements. Section 1602 specifies that non-controlling interests be treated as a separate component of equity, not as a liability or other item outside of equity. These new standards are effective for 2011. Early adoption is permitted.

International Royalty Corporation
Notes to Interim Consolidated Financial Statements (unaudited)
September 30, 2009

Variable interest entities

The Company accounts for variable interest entities (“VIE”) in accordance with CICA Accounting Guide 15, “Consolidation of Variable Interest Entities” (“AcG 15”). AcG 15 prescribes the application of consolidation principles for entities that meet the definition of a VIE. An enterprise holding other than a voting interest in a VIE, could, subject to certain conditions, be required to consolidate the VIE, if it is considered its primary beneficiary whereby it would absorb the majority of the VIE’s expected losses, receive the majority of its expected residual returns, or both.

Reclassifications

Certain prior period amounts have been reclassified to conform with the current year financial statement presentation.

International Royalty Corporation
Notes to Interim Consolidated Financial Statements (unaudited)
September 30, 2009

3	Royalty interests in mineral properties (net)

	Balance at	Acquisitions			Balance at
	December 31,	(Refund of			September 30,
(in thousands of US$)	2008	Stamp Duty)	Impairments	Amortization	2009

Production stage:

Voisey’s Bay	$196,964	$—	$—	$(9,179)	$187,785
Las Cruces	42,203	—	—	(58)	42,145
Avebury/Melba Flats	6,000	—	—	—	6,000
Johnson Camp	—	5,022	—	(63)	4,959
Gwalia	3,510	(143)	—	(143)	3,224
Skyline	2,038	—	—	(455)	1,583
Southern Cross	1,077	(103)	—	(142)	832
Williams Mine	810	—	—	(136)	674
Meekatharra	526	(57)	—	—	469
Other	58	—	—	(10)	48

	253,186	4,719	—	(10,186)	247,719

Development stage:

Pascua	56,513	—	—	—	56,513
Wolverine	19,819	—	—	—	19,819
South Laverton	912	—	—	—	912
Belahouro (Inata)	817	—	—	—	817
Belcourt	527	—	—	—	527
Tambor	30	—	—	—	30

	78,618	—	—	—	78,618

Exploration / Feasibility stage:

Pinson	6,977	—	—	—	6,977
Bell Creek	4,029	—	—	—	4,029
Aviat One	2,211	—	—	—	2,211
High Lake	2,007	—	—	—	2,007
Horizon	1,530	—	—	—	1,530
Tarmoola	1,486	(60)	—	—	1,426
Gold Hill	670	—	—	—	670
Merlin Orbit	504	—	—	—	504
Other	3,875	(50)	—	—	3,825

	23,289	(110)	—	—	23,179

	$355,093	$4,609	$—	$(10,186)	$349,516

International Royalty Corporation
Notes to Interim Consolidated Financial Statements (unaudited)
September 30, 2009

2009 Royalty Acquisitions

Johnson Camp Royalty Interests

On March 31, 2009, the Company acquired from Nord Resources Corporation a royalty on the producing Johnson Camp copper mine located in Cochise County, Arizona for cash consideration of $4.95 million, plus acquisition costs of $72,000. The Johnson Camp royalty is a 2.50% NSR on the project. Beginning after January 1, 2010, the royalty rate for any given year can be adjusted slightly upward if certain annual production targets are not met, and downward if excess production allows previous short-falls to be recovered. However, the cumulative rate on copper production can never fall below the original 2.50% NSR on the project. The royalty rate on any metals other than copper can be reduced to 1.25%, if cumulative copper production from the mine exceeds 250 million pounds within twelve years.

Refund of Stamp Duty

During 2006, the Company paid stamp duty to the government of Western Australia as part of the acquisition of its Western Australia royalty interests. The original cost of the stamp duty was capitalized as part of the costs of the royalties. The Company appealed the costs and in January 2009, received a refund of $413,000. The refund was recorded as a reduction of the original cost and was allocated among the royalty interests acquired.

Pending royalty acquisitions

Fawcett

On December 7, 2004, the Company signed a letter agreement with David Fawcett (superseded by a royalty purchase agreement dated February 22, 2005) to acquire 20.3% of a 1.0% royalty interest on four coal licenses in British Columbia for total consideration of CA$312,500 in cash and CA$937,500 in Common Shares valued at the offering price of the IPO of CA$4.30. Pursuant to an agreement dated February 22, 2005, the cash and 218,023 Common Shares were placed in escrow pending receipt of executed royalty assignment agreements from the property owner, Western Canadian Coal Corp. (“Western”). The value of the Common Shares has been included in other long-term assets as of September 30, 2009 and December 31, 2008 and will be transferred to royalty interests in mineral properties upon closing of the transaction. Should the transaction not close, the cash will revert back to the Company and the shares will be cancelled.

On March 21, 2005, Western filed a petition with the Supreme Court of British Columbia to have the underlying royalty sharing agreement set aside. On February 24, 2006, the Supreme Court of British Columbia upheld the underlying royalty sharing agreement between David Fawcett and Western. On March 24, 2006, Western filed a notice to appeal the decision. On October 23, 2006, Western announced that it was unilaterally discontinuing the appeal but would be taking the position that based on the circumstances in which the 1.0% royalty was entered into, that any payment on the 1.0% royalty over the sum of $500,000 would constitute the payment of interest in excess of 60% and would be illegal under Section 347 of the Criminal Code of Canada. Accordingly, Western indicated that it would make no payments on the 1.0% royalty over and above $500,000. If correct, this would restrict the payments on that portion of the royalty to be assigned by Fawcett to the Company to $101,500. Fawcett has commenced proceedings challenging this position and is seeking a declaration that the 1.0% royalty is not subject to Section 347 of the Criminal Code.

International Royalty Corporation
Notes to Interim Consolidated Financial Statements (unaudited)
September 30, 2009

On April 1, 2009, the Supreme Court of British Columbia announced its judgment in favour of David Fawcett, declaring that the 1.0% royalty is not subject to Section 347 of the Criminal Code. On April 30, 2009, Western filed a Notice of Appeal with the British Columbia Court of Appeals regarding the Supreme Court’s decision. On July 31, 2009, Western submitted its formal factum and David Fawcett submitted his factum in reply in September 2009. The Court of Appeals has scheduled the appeal hearing for December 16, 2009.

Impairments

During the three and nine months ended September 30, 2009, as a result of management’s assessment, the Company determined that there were no impairments of royalty interests in mineral properties. During the three months ended September 30, 2008, it was determined that the Company’s royalty interests on five diamond properties in Canada were impaired due to the expiration of exploration permits at the end of statutory time limits. During the three and nine months ended September 30, 2008, the Company recorded $813,000 of impairments of royalty interests in mineral properties.
4	Investments

Investments consisted of:

	September 30,	December 31,
(in thousands of US$)	2009	2008

Preferred Rocks of Genoa Holding Company, LLC	$6,053	$6,053
Investment in New Horizon Uranium Corporation (“NHU”)	36	15
Other	145	139

	$6,234	$6,207

Preferred Rocks of Genoa Holding Company, LLC (“Genoa”)

The Company’s investment in Genoa has been classified as available-for-sale, and accordingly was initially recorded at its fair market value, which approximated cost. There is no quoted market price in an active market for the investment in Genoa, and accordingly, this investment is measured at cost.

New Horizon Uranium Corporation

The investment in NHU has been classified as available-for-sale and accordingly was initially recorded at fair market value. The Company recorded an unrealized gain on the investment of $17,000 (net of a future tax expense of $3,000) to comprehensive income during the nine months ended September 30, 2009. Future changes to the fair market value of the Company’s investment in NHU will be recorded as other comprehensive income, net of taxes, until the Company disposes of any of its investment, unless a decline is determined to be other than temporary.

International Royalty Corporation
Notes to Interim Consolidated Financial Statements (unaudited)
September 30, 2009

5	Other long-term assets

Other assets consisted of:

	September 30,	December 31,
(in thousands of US$)	2009	2008

Advances to CFT Capital Limited	$1,098	$1,944
Deferred amounts directly related to the acquisition of McWatters Mining, Inc.	—	832
Deferred amounts relating to pending royalty acquisitions (note 3)	918	854
Other	262	9

	$2,278	$3,639

Advances to CFT Capital Limited (“CFT”) represent gross amounts of $2.0 million loaned to CFT, an unrelated third party, for the acquisition of McWatters Mining, Inc. (“McWatters”) (Note 10). As of April 9, 2009 (date of closing), these advances are repayable over five years with interest at 1.0%. During the three months ended September 30, 2009, the Company received $456,000 in repayments of the advances from CFT. The Company has established the fair value of the remaining outstanding advances to be $1.1 million using the present value of the expected future cash flows with a discount rate of 12%.

The Company determined that deferred costs relating the McWatters transaction (Note 10) were direct and incremental in nature. These costs were capitalized as part of the acquisition and written off as part of the purchase price allocation. These costs are included as costs related to the acquisition of McWatters (note 10).
6	Revolving Credit Facility

The Company entered into a credit agreement with The Bank of Nova Scotia establishing a revolving credit facility (the “Revolving Facility”) in favour of the Company in the amount of up to $40 million. The Revolving Facility is used to provide funds for general corporate purposes, including acquisitions of royalties on mining properties. The Revolving Facility matures January 8, 2010.

The Revolving Facility is a two-year revolving loan which is available in multiple currencies through prime rate, base rate and LIBOR advances and through bankers’ acceptances, priced at the applicable rate plus an applicable margin that ranges from 1% to 2%. The Company pays a standby fee of 1% per annum on the undrawn amount of the Revolving Facility.

The Revolving Facility is subject to customary terms and conditions for borrowers of this nature, including limits on incurring additional indebtedness, granting liens or selling assets without the consent of the lenders. The Company is also required to maintain certain financial ratios as well as a minimum tangible net worth. Pursuant to the Revolving Facility, the Company granted a second charge over substantially all of its current and future assets. Archean and IRC Nevada Inc. guaranteed the indebtedness of the Company under the Revolving Facility. IRC Nevada Inc. provided a first charge over all of its assets pursuant to a general security agreement and Archean provided a second charge over all of

International Royalty Corporation
Notes to Interim Consolidated Financial Statements (unaudited)
September 30, 2009

its assets (except for its equity interest in Voisey’s Bay Holding Corporation which was not pledged) pursuant to a general security agreement.
7	Senior secured debentures

On February 22, 2005, the Company completed a Unit Offering for gross proceeds of CA$30 million. The Unit Offering consisted of CA$30 million of 5.5% Senior Secured Debentures (the “Debentures”) due February 22, 2011 and 1,395,360 Common Shares. The obligations of the Company under the Debentures are collateralized by a general security agreement over all of the assets of the Company relating to the Voisey’s Bay Royalty.

Interest on the Debentures is payable semi-annually, on February 28 and August 31, with the principal of CA$30 million due at maturity in 2011. Interest on the Debentures paid by the Company during the nine months ended September 30, 2009 and 2008 was $1.4 million and $1.7 million, respectively.

The proceeds received from the Debentures were reduced by the fair value of the Common Shares issued of $4.9 million. Details of the balance are as follows:

	September 30, 2009		December 31, 2008
(in thousands of US$)	CA	US	CA	US

Senior Secured Debentures payable	$30,000	$27,633	$30,000	$24,549
Unaccreted discount	(1,809)	(1,470)	(2,655)	(2,157)
Unaccreted financing charges	(612)	(497)	(898)	(730)

	$27,579	$25,666	$26,447	$21,662

The Company’s contractual obligation for future principal payments is one lump sum payment of CA$30,000,000 to be made on February 22, 2011. The obligation is denominated in CA$. The Debentures as of September 30, 2009 were converted to US$ equivalents using an exchange rate of CA$1.00 to US$0.9211, the exchange rate as of September 30, 2009. The Debentures as of December 31, 2008 were converted to US$ equivalents using an exchange rate of CA$1.00 to US$0.8183, the exchange rate as of December 31, 2008.

Foreign Currency Contract

On November 25, 2008, the Company entered into an agreement with a bank to fix the exchange rate to repay the principal balance of the Senior Secured Debentures at CA$1.00 to US$0.834725, based on the settlement date of February 22, 2011. The fair value of the liability (asset) as of September 30, 2009 and December 31, 2008 was $(2,948,000) and $493,000, respectively.

The foreign currency contract liability is a derivative and thus, has been classified as “held-for-trading” and was recorded at fair value on the date of acquisition and then marked-to-market at the balance sheet date. The change in fair value of the foreign currency contract liability has been recognized as an unrealized gain on fair market value of foreign currency contract on the consolidated statements of operations.

International Royalty Corporation
Notes to Interim Consolidated Financial Statements (unaudited)
September 30, 2009

8	Income taxes

Income tax expense varied from the amount that would be computed by applying the combined federal and provincial income tax rate of 29.00% (29.5% in 2008) to earnings before income taxes as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands of US$)	2009	2008	2009	2008

Earnings (loss) before income taxes	$(575)	$1,344	$(8,454)	$6,057

Expected income tax expense (benefit)	$(167)	$397	$(2,452)	$1,787

Tax effect of:
Stock-based compensation	52	112	164	324
Expiration of unexercised warrants	(189)	189	(189)	189
Impairment of long-term assets	—	124	—	124
Non-deductible royalty taxes	—	(101)	—	(101)
Canadian functional currency election	—	—	(2,024)	—
Non-deductible McWatters transaction costs	16	—	1,415	—
Foreign currency	398	267	263	(17)
Other	89	(104)	(254)	(47)

Actual income tax expense (benefit)	$199	$884	$(3,077)	$2,259

Functional Currency Election

In March 2009, the Canadian government enacted new legislation which will allow qualifying taxpayers the ability to file their 2008 and subsequent Canadian tax returns using a functional currency which is other than the Canadian dollar. As a result of the legislation becoming substantively enacted for financial reporting purposes in the nine months ended September 30, 2009, foreign currency losses of approximately $1.8 million previously recognized in 2008 were reversed in March 2009 and have been recorded as a foreign currency gain on the consolidated statement of operations for the nine months ended September 30, 2009.

Also, as a result of this new legislation, the Company translated its non-monetary assets to a U.S. value using the foreign currency exchange rate of CA$1.00 to US$1.012, the rate provided for by the new legislation. The use of this rate to lock in the U.S. dollar value of the assets created a permanent benefit in the tax basis of certain of the company’s assets. This change in tax basis created a future tax benefit of $2.0 million, which has been reflected in the consolidated statement of operations for the nine months ended September 30, 2009.

McWatters Acquisition of Tax Attributes

On April 9, 2009, the Company completed its acquisition of McWatters Mining, Inc. (“McWatters”) (Note 10). McWatters has estimated accumulated non-capital losses carried forward for federal purposes totalling CA$92.9 million which are available to reduce future taxable income.

International Royalty Corporation
Notes to Interim Consolidated Financial Statements (unaudited)
September 30, 2009

The non-capital losses expire as follows:

CA$

2009	$10,956,887
2010	14,464,307
2014	9,827,056
2015	54,758,112
2026	1,307,707
2027	1,118,019
2028	432,255

Balance at September 30, 2009	$92,864,343

McWatters has accumulated research and development expenses of CA$1.3 million and research and development federal tax credits to be carried forward of CA$490,000. These tax credits will expire between 2019 and 2022.

McWatters has also accumulated capital losses of CA$455,000, Canadian exploration expenses of CA$5.0 million, Canadian development expenses of CA$18.0 million and limited partnership losses from its subsidiary of CA$24.5 million. The limited partnership losses are available to reduce future taxable income within the parameters of the Federal and Quebec tax legislation, without limit of time. In order to use the limited partnership losses, the partnership will have to generate taxable income.

Due to the complexity inherent in the interpretation of the Income Tax Act (Canada), it is possible that some or all of the McWatters non-capital losses may not be deductible for tax purposes and accordingly, the potential tax benefits of these elements have not been recognized in these consolidated financial statements.
9	Shareholders’ equity

Bought Deal Financing

On July 15, 2009, the Company completed an offering of 14,100,000 common shares at a price of CA$3.55 per common share for total gross proceeds of $44,728,000 (CA$50,055,000). The Company also granted to the underwriters an over-allotment option of up to 2,115,000 common shares which were fully subscribed on July 24, 2009 at a price of CA$3.55 per share for gross proceeds of $6,926,000 (CA$7,508,000). Closing of the over-allotment option brought total gross proceeds from the offering to $51,654,000 (CA$57,563,000), and net proceeds to approximately $49,461,000 (CA$55,118,000). IRC paid share issuance costs of $2,193,000 (CA$2,445,000) related to the offering. The total number of common shares outstanding after the offering was 94,695,356 shares.

International Royalty Corporation
Notes to Interim Consolidated Financial Statements (unaudited)
September 30, 2009

Common Shares issued and outstanding were as follows:

(in thousands of US$)	Shares	Amount

Balance at December 31, 2008	78,480,356	$275,464
Shares issued for bought deal financing, net of offering costs of $1,847 (net of taxes of $799)	14,100,000	42,881
Shares issued upon exercise of overallotment option, net of offering costs of $346	2,115,000	6,580

Balance at September 30, 2009	94,695,356	$324,925

Activity in contributed surplus was as follows:

(in thousands of US$)	Amount

Balance at December 31, 2008	$9,896
Stock-based compensation expense	568

Balance at September 30, 2009	$10,464

Activity in accumulated other comprehensive income was as follows:

(in thousands of US$)	Amount

Balance at December 31, 2008	$—
Other comprehensive income, net of tax	17

Balance at September 30, 2009	$17

A summary of accumulated other comprehensive income and retained earnings was as follows:

	September 30,	December 31,
(in thousands of US$)	2009	2008

Beginning balance	$—	$173
Unrealized gains (losses) on available-for-sale investments	20	(203)
Future tax effect of unrealized gains (losses)	(3)	30

Total accumulated other comprehensive income	17	—
Retained earnings	3,079	11,920

Ending balance	$3,096	$11,920

International Royalty Corporation
Notes to Interim Consolidated Financial Statements (unaudited)
September 30, 2009

Stock options and warrants

There were no stock options granted during the nine months ended September 30, 2009. During the nine months ended September 30, 2008, the Company granted 125,000 stock options valued at approximately $250,000. The Company uses the fair value based method of accounting for all stock-based compensation awards using the Black-Scholes Option Pricing Model.

The Company recognized stock-based compensation expense of approximately $568,000 and $1,098,000 for the nine months ended September 30, 2009 and 2008, respectively, which is recorded in general and administrative expenses.

During the nine months ended September 30, 2008, the Company received proceeds from the exercise of 3,500 stock options totalling $13,000.
10	Acquisition of McWatters Mining, Inc.

On April 9, 2009, the Company acquired all of the outstanding common shares of McWatters Mining, Inc. (“McWatters”) representing a 45% voting interest. A class of voting preferred shares created under a Plan of Arrangement and issued to all former common shareholders of McWatters is entitled to 55% of the votes and an amount not exceeding CA$1.0 million of cumulative dividends and redemption amounts. All income in excess of CA$1.0 million will accrue to the common shares, all of which are owned by IRC. The value of the future cash payments of $753,000 has been recorded in other liabilities in the consolidated balance sheet using a discount rate of 12%. The Company has accounted for this transaction as a purchase of assets.

McWatters was reorganized effective on June 2, 2008, and pursuant to a proposal with its creditors, substantially all of its unsecured creditor claims were acquired by CFT Capital, Inc. (“CFT”), and the balance of such claims have been settled. At the date of acquisition, McWatters had remaining liabilities of CA$7.3 million which will be payable out of 6.0% of available taxable income of McWatters. During the three months ended September 30, 2009, McWatters made a payment of $331,000 to CFT. The Company has estimated the fair value of the remaining future cash payments to be $3.1 million using a discount of 12% and has been recorded in other liabilities in the consolidated balance sheet

The following is a summary of the other liabilities recorded in connection with the McWatters transaction:

	September 30,	April 9, 2009
(in thousands of US$)	2009	(date of closing)

Due to Class A Preferred Shareholders — current portion	$149	$142
Due to Class A Preferred Shareholders	604	547
Due to CFT	3,121	3,257

Ending balance	$3,874	$3,946

McWatters has approximately CA$140.0 million of available resource deductions and net operating loss carryforwards (Note 8).

International Royalty Corporation
Notes to Interim Consolidated Financial Statements (unaudited)
September 30, 2009

The following is a summary of the McWatters transaction costs recorded as other expense as of September 30, 2009:

September 30,
(in thousands of US$)	2009

Deferred acquisition costs	$2,268
Net retained deficit acquired	548
Net present value of amounts due to Class A Preferred Shareholders	690
Net present value of amounts due to CFT	3,257

Ending balance	$6,763

For financial statements purposes, IRC has consolidated the balance sheet and results of operations of McWatters from the date of acquisition in its consolidated financial statements.
11	Financial Instruments

Interest expense

Details of interest expense were as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands of US$)	2009	2008	2009	2008

Accretion of debenture discount and financing charges	$313	$266	$1,119	$804
Cash interest expense	375	226	920	1,047
Commitment and standby fees	102	303	297	508
Accretion of other liabilities	152	—	258	—

	$942	$795	$2,594	$2,359

12	United States Generally Accepted Accounting Principals Reconciliation

The Company has no material reconciling differences between United States Generally Accepted Accounting Principals and Canadian GAAP as of and for the three and nine month periods ended September 30, 2009 and 2008.

UNAUDITED PRO FORMA, COMBINED, CONDENSED
FINANCIAL INFORMATION OF ROYAL GOLD
The following unaudited pro forma combined condensed financial information as of December 31, 2009, for the six-month period then ended and for the fiscal year ended June 30, 2009 is presented to show the results of operations and financial position of Royal Gold as if the Arrangement with IRC had occurred as of July 1, 2008, and with respect to the balance sheet as if the Arrangement had occurred as of December 31, 2009. The unaudited pro forma condensed financial information includes results of operations and financial position of IRC for the six-month period ended September 30, 2009.
This unaudited pro forma combined condensed financial information should be read in conjunction with the selected historical financial information included in this Circular and the financial statements and accompanying notes of Royal Gold that are incorporated by reference into this Circular. You should not rely on the unaudited pro forma combined condensed financial information as an indication of the results of operations or financial position that would have been achieved if the Arrangement with IRC had taken place on the dates indicated or an indication of the results of operations in the future.
The following Unaudited Pro Forma Combined Condensed Financial Data of Royal Gold consists of an Unaudited Pro Forma Condensed Balance Sheet as of December 31, 2009 for Royal Gold and as of September 30, 2009 for IRC and Unaudited Pro Forma Condensed Statements of Operations and Comprehensive Income for the six-months then ended, respectively, and for the year ended June 30, 2009 (collectively, the “Pro Forma Statements”). IRC’s historical financial statements were prepared on a calendar year basis and in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP. IRC’s historical results of operations used in the Pro Forma Statements have been prepared on a June 30 year end basis to conform to Royal Gold’s year end and are adjusted to and presented in accordance with U.S. GAAP. The change to U.S. GAAP resulted in a de minimus increase in IRC’s reported net income during the fiscal year ended June 30, 2009 (there were no differences for the six month period ended September 30, 2009). Royal Gold’s historical financial statements are prepared in accordance with U.S. GAAP. Effective July 1, 2009, Royal Gold changed its presentation of non-controlling interest amounts in accordance with the FASB ASC 810. Except for presentation changes, the adoption of the new accounting standard had no impact on Royal Gold’s consolidated financial position, results of operations or cash flows. The adoption of the new accounting standard has been reflected in all periods in the accompanying Pro Forma Statements.
The Pro Forma Statements reflect the Arrangement described herein under which shareholders of IRC will receive, at their election, C$7.45 in cash or 0.1385 shares of Royal Gold common stock or a combination thereof, subject to a maximum of $350 million in cash and a maximum of 7.75 million shares of Royal Gold common stock. The Pro Forma Statements have been prepared under the following purchase consideration scenario: cash consideration up to the maximum aggregate of $350 million which is equal to approximately 0.0700 shares of Royal Gold common stock plus $3.48 in cash for each fully diluted share of IRC, assuming 100,565,856 fully diluted shares of IRC common stock outstanding at the time of the closing. The actual purchase price may differ based on fluctuations in the price of Royal Gold common stock. See Note (1) in the unaudited pro forma financial statements for sensitivity analysis on the impact of fluctuations in the price of Royal Gold common stock and the purchase price.
Royal Gold’s management believes that, on the basis set forth herein, the Pro Forma Statements reflect a reasonable estimate of the IRC Arrangement based on currently available information. Royal Gold expects the Arrangement to qualify as a business combination which requires the allocation of the purchase price to be based upon the estimated fair value of assets acquired and liabilities assumed. Certain of the purchase price allocations reflected in the Pro Forma Statements are preliminary and may be different from the final allocation of the purchase price and such differences may be material.
The Pro Forma Statements also reflect a definitive agreement that Royal Gold entered into with a Chilean subsidiary of Teck Resources Limited, Compañía Minera Teck Carmen de Andacollo (“CDA”), to acquire an interest in the gold produced from the sulfide portion of the Andacollo project in Chile (the “Andacollo Royalty”). We refer to this transaction as the “Teck Transaction.” The purchase price for the Andacollo Royalty consisted of $217.9 million in cash and 1,204,136 of Royal Gold’s common shares. The Teck Transaction was completed on January 25, 2010 and has been included in the Pro Forma Statements due to its significance and impact to Royal Gold. There is no impact to the Pro Forma Statement of Operations and Comprehensive Income as

the transaction is an asset purchase, the underlying assets are not yet producing and all related transaction costs have been capitalized.

Unaudited Pro Forma Combined Condensed Balance Sheet
(In thousands)

	Royal Gold	International Royalty
	Historical	Historical	Pro Forma	Note	Pro Forma	Andacollo	Note	Pro Forma
	December 31, 2009	September 30, 2009	Adjustments	Reference	Subtotal	Adjustments	Reference	Combined Total
Current assets
Cash and equivalents	$316,837	$51,344	$(350,000)	(1)	$266,877	$(217,943)	(8)	$48,935
			23,696	(2)
			225,000	(3)
Restricted cash	—	418	—		418	—		418
Royalty receivables	32,440	5,630	—		38,070	—		38,070
Income tax receivable	4,279	—	—		4,279			4,279
Deferred tax assets	158	—	(158)	(10)	—	—		—
Prepaid expenses and other	720	265	—		985	—		985

Total current assets	354,434	57,657	(101,462)		310,629	(217,943)		92,687

Royalty interests in mineral properties, net	435,311	349,516	528,901	(1)	1,313,728	271,371	(8)	1,585,099
Investments	—	6,234	—		6,234	—		6,234
Furniture and equipment, net	—	111	—		111	—		111
Inventory — restricted	9,943	—	—		9,943	—		9,943
Foreign currency contract	—	2,948	—		2,948	—		2,948
Other assets	4,665	2,278	—		6,943	—		6,943
Goodwill	—	—	4,708	(1)	4,708	—		4,708

Total assets	$804,353	$418,744	$432,147		$1,655,244	$53,428		$1,708,672

Current liabilities
Accounts payable	$3,575	$1,328	$—		$4,903	$—		$4,903
Accrued compensation and expense	—	—	12,000	(4)	12,000	—		12,000
Accrued purchase transaction costs	—	—	11,300	(6)	11,300	—		11,300
Income tax payable	—	2,075	—		2,075	—		2,075
Net deferred tax liabilities, current	—	508	(158)	(10)	350	—		350
Dividends payable	3,684	—	—		3,684	—		3,684
Revolving credit facility, current	—	—	40,000	(3)	40,000	—		40,000
Other	545	149	—		694	—		694

Total current liabilities	7,804	4,060	63,142		75,006	—		75,006

Net deferred tax liabilities, long-term	21,224	46,808	216,372	(1)	284,404	—		284,404
Revolving credit facility	—	—	185,000	(3)	185,000	—		185,000
Senior secured debentures	—	25,666	—		25,666	—		25,666
Other long-term liabilities	831	3,725	—		4,556	—		4,556

Total liabilities	29,859	80,259	464,514		574,632	—		574,632

Commitments and contingencies

Stockholders’ equity
Common stock	407	324,925	(348,621)	(5)	477	12	(8)	489
			23,696	(2)
			70	(1)
Additional paid-in capital	710,478	10,464	(10,464)	(5)	1,022,826	53,416	(8)	1,076,242
			312,348	(1)
Accumulated other comprehensive (loss) income	68	17	(17)	(5)	68	—		68
Accumulated earnings	56,503	3,079	13,921	(5)	50,203			50,203
			(12,000)	(4)
			(11,300)	(6)
Treasury stock	(3,557)	—	—		(3,557)	—		(3,557)

Total controlling interest stockholders’ equity	763,899	338,485	(32,367)		1,070,017	53,428		1,123,445
Non-controlling interests	10,595	—	—		10,595	—		10,595

Total stockholders’ equity	774,494	338,485	(32,367)		1,080,612	53,428		1,134,040

Total liabilities and stockholders’ equity	$804,353	$418,744	$432,147		$1,655,244	$53,428		$1,708,672

See accompanying notes to unaudited pro forma combined condensed financial statements.

Unaudited Pro Forma Combined Condensed Statement of Operations and Comprehensive Income
For the Year Ended June 30, 2009
(In thousands except share and per share amounts)

	Royal Gold	International Royalty	Pro Forma	Note	Pro Forma	Andacollo	Note	Pro Forma
	Historical	Historical	Adjustments	Reference	Subtotal	Adjustments	Reference	Combined Total

Royalty revenues	$73,771	$36,023	$—		$109,794	$—		$109,794

Costs and expenses
Costs of operations	3,551	—	6,289	(10)	9,840	—		9,840
General and administrative	7,352	6,009	—		13,361	—		13,361
Asset impairments	—	8,581	—		8,581	—		8,581
Exploration and business development	2,998	1,461	—		4,459	—		4,459
Royalty taxes	—	6,289	(6,289)	(10)	—	—		—
Depreciation, depletion and amortization	32,578	16,265	14,063	(7)	62,906	—		62,906

Total costs and expenses	46,479	38,605	14,063		99,147	—		99,147

Operating income (loss)	27,292	(2,582)	(14,063)		10,647	—		10,647

Gain on royalty restructuring	33,714	—	—		33,714	—		33,714
Foreign currency gain (loss)	—	3,153	—		3,153	—		3,153
Unrealized gain on fair market value of foreign currency contract	—	833	—		833	—		833
Purchase transaction costs	—	(6,708)	—		(6,708)			(6,708)
Interest and other income	3,192	121	—		3,313	—		3,313
Interest and other expense	(984)	(3,243)	(6,158)	(3)	(10,385)	—		(10,385)

Income (loss) before income taxes	63,214	(8,426)	(20,221)		34,567	—		34,567

Income tax (expense) benefit	(21,857)	3,621	7,077	(9)	(11,159)	—		(11,159)

Net income (loss)	41,357	(4,805)	(13,144)		23,408	—		23,408
Less: Net income attributable to non-controlling interests	(3,009)	—	—		(3,009)	—		(3,009)

Net income (loss) attributable to controlling interest	$38,348	$(4,805)	$(13,144)		$20,399	$—		$20,399

Net income (loss)	$41,357	$(4,805)	$(13,144)		$23,408	$—		$23,408
Adjustments to comprehensive income (loss), net of tax
Unrealized change in market value of available for sale securities	(145)	(173)	—		(318)	—		(318)

Comprehensive income (loss)	$41,212	$(4,978)	$(13,144)		$23,090	$—		$23,090
Comprehensive income attributable to non-controlling interest	(3,009)	—	—		(3,009)	—		(3,009)

Comprehensive income (loss) attributable to controlling interest	$38,203	$(4,978)	$(13,144)		$20,081	$—		$20,081

Net income (loss) per share attributable to controlling interest:
Basic earnings (loss) per share	$1.09	$(0.06)			$0.48			$0.47

Basic weighted average shares outstanding	35,337,133	78,480,356	7,039,610	(1)	42,376,743	1,204,136	(8)	43,580,879

Diluted earnings (loss) per share	$1.07	$(0.06)			$0.48			$0.46

Diluted weighted average shares outstanding	35,789,076	78,480,356	7,039,610	(1)	42,828,686	1,204,136	(8)	44,032,822

See accompanying notes to unaudited pro forma combined condensed financial statements.

Unaudited Pro Forma Combined Condensed Statement of Operations and Comprehensive Income
(In thousands except share and per share amounts)

	Royal Gold	International Royalty
	Historical	Historical
	Six Months Ended	Six Months Ended	Pro Forma	Note	Pro Forma	Andacollo	Note	Pro Forma
	December 31, 2009	September 30, 2009	Adjustments	Reference	Subtotal	Adjustments	Reference	Combined Total

Royalty revenues	$60,853	$12,691	$—		$73,544	$—		$73,544

Costs and expenses
Costs of operations	2,839	—	1,000	(10)	3,839	—		3,839
General and administrative	5,167	2,710	—		7,877	—		7,877
Exploration and business development	3,713	704	—		4,417	—		4,417
Royalty taxes	—	1,942	(1,000)	(10)	942	—		942
Depreciation, depletion and amortization	23,179	5,876	1,880	(7)	30,935	—		30,935

Total costs and expenses	34,898	11,232	1,880		48,010	—		48,010

Operating income (loss)	25,955	1,459	(1,880)		25,534	—		25,534

Foreign currency gain (loss)	—	(6,270)	—		(6,270)	—		(6,270)
Unrealized gain on fair market value of foreign currency contract	—	3,993	—		3,993	—		3,993
Purchase transaction costs	—	(6,763)	—		(6,763)	—		(6,763)
Interest and other income	1,903	27	—		1,930	—		1,930
Interest and other expense	(521)	(1,819)	(3,079)	(3)	(5,419)	—		(5,419)

Income (loss) before income taxes	27,337	(9,373)	(4,959)		13,005	—		13,005

Income tax (expense) benefit	(7,864)	691	1,736	(9)	(5,437)	—		(5,437)
Net income (loss)	19,473	(8,682)	(3,223)		7,568	—		7,568
Less: Net income attributable to non-controlling interests	(2,733)	—	—		(2,733)	—		(2,733)

Net income (loss) attributable to controlling interest	$16,740	$(8,682)	$(3,223)		$4,835	$—		$4,835

Net income (loss)	$19,473	$(8,682)	$(3,223)		$7,568	$—		$7,568
Adjustments to comprehensive income (loss), net of tax
Unrealized change in market value of available for sale securities	147	—	—		147	—		147

Comprehensive income (loss)	$19,620	$(8,682)	$(3,223)		$7,715	$—		$7,715
Comprehensive income attributable to non-controlling interest	(2,733)	—	—		(2,733)	—		(2,733)

Comprehensive income (loss) attributable to controlling interest	$16,887	$(8,682)	$(3,223)		$4,982	$—		$4,982

Net income (loss) per share attributable to controlling interest:
Basic earnings (loss) per share	$0.41	$(0.09)			$0.10			$0.10

Basic weighted average shares outstanding	40,540,283	91,844,704	7,039,610	(1)	47,579,893	1,204,136	(8)	48,784,029

Diluted earnings (loss) per share	$0.41	$(0.09)			$0.10			$0.10

Diluted weighted average shares outstanding	40,942,564	91,844,704	7,039,610	(1)	47,982,174	1,204,136	(8)	49,186,310

See accompanying notes to unaudited pro forma combined condensed financial statements.

The following adjustments have been reflected in the Pro Forma Statements:
(1)	To record the issuance of 7,039,610 shares of Royal Gold common stock and $350 million of cash as purchase consideration for the arrangement based on assumed September 30, 2009 closing. The preliminary allocation of the purchase price based on the estimated fair value of assets acquired and liabilities assumed as follows:
     Calculation of purchase price ($000’s):

Cash consideration	$350,000
Stock consideration (a)	312,418

Total purchase price	$662,418

(a)	The value of Royal Gold common stock used ($44.38) is the closing price of Royal Gold common stock on February 16, 2010. The value of Royal Gold common stock will not be known until the Effective Date and may differ materially based on changes in share price through the Effective Date.
     Preliminary allocation of purchase price ($000’s):

Current assets	$81,353
Royalty interests in mineral properties	878,417
Long-term assets	11,571
Liabilities assumed (b)	(50,451)
Deferred and other tax liabilities	(263,180)
Goodwill and other intangible assets (c) & (d)	4,708

Total purchase price	$662,418

(b)	Liabilities assumed have been recorded at their carrying values, which approximate fair value.

(c)	Certain intangibles may be acquired in the final Arrangement but they have not been valued yet for the preliminary allocation of the purchase price. If intangibles are acquired, they will be valued and identified upon the final allocation of the purchase price. No amortization of other intangible assets has been recorded in the Pro Forma Statements.

(d)	Goodwill represents the premium paid for the assets acquired and represents the scarcity value of the royalties acquired and possible optionality related to the royalty contracts acquired. The allocation of the purchase price is preliminary and subject to change based upon full valuation of the acquired assets and liabilities.
(2)	To record expected proceeds from the exercise of outstanding IRC stock options prior to closing of the Arrangement as the holders of these instruments are economically compelled to exercise prior to the closing due to the in-the-money nature of the options. Each outstanding IRC stock option shall be cancelled and the holder thereof shall have no further rights or benefits in respect of such option upon closing of the Arrangement. As this is expected to occur prior to closing, the proceeds from the exercise of $23.7 million have been included in current assets of $81.4 million in Note (1).

(3)	To record $125 million of floating-rate borrowings under Royal Gold’s current credit facility and $100 million of floating-rate borrowings to be made available under a new term loan ($40 million in current liabilities) which was entered into with HSBC Bank USA, National Association (“HSBC Bank”), on January 21, 2010, including the related interest expense at LIBOR (0.25% as of February 16, 2010) plus 2.25%. The interest expense includes the amortization of the estimated related debt issuance costs. If the floating-rates on this debt changed by 1/8%, the annual effect to interest expense would be approximately $0.3 million.

(4)	To record a payable to the existing officers and certain employees of IRC as a result of the Arrangement under change of control provisions of existing employment contracts.

(5)	To eliminate IRC historical equity balances, including eliminating the stockholders’ equity effects of the Arrangement discussed in Note 2 and one-time transaction costs discussed in Note 6.

(6)	The Pro Forma Statement of Operations and Comprehensive Income does not include the estimated one-time transaction costs totaling $11.3 million. Total transaction costs are estimated to be $13.5 million, of which $2.2 million has been expensed in the Royal Gold Statement of Operations for the six months ended December 31, 2009. The remaining $11.3 million is comprised of Royal Gold estimated remaining one-time transaction costs of $6.3 million and IRC estimated one-time transaction costs of $5 million. The transaction costs will be recorded once the expenses have been incurred.

(7)	To record additional depreciation, depletion and amortization on acquired royalty interests, resulting from the step-up of carrying value of the royalty interests to fair value in purchase accounting times the production during the respective periods. The additional depreciation, depletion and amortization was calculated by comparing depreciation, depletion and amortization using rates based on the stepped-up carrying values under the units-of-production method to actual depreciation, depletion and amortization for the same periods using historical rates. The impact to depreciation, depletion and amortization expense for a $10 million change in the carrying values of the acquired royalty interests would be approximately $0.8 million and $0.2 million for the year ended June 30, 2009 and the six months ended December 31, 2009, respectively.

(8)	To give effect to the issuance of 1,204,136 shares of Royal Gold common stock to acquire the Andacollo Royalty on January 25, 2010, as well $217.9 million in cash. The value of Royal Gold common stock was $44.37 on January 25, 2010.

(9)	To record the tax benefits for the increased expenses discussed in Notes 3, 6 and 7 using the statutory tax rate of 35%.

(10)	To reclassify certain historical amounts to conform to the Royal Gold presentation.
The preliminary allocation of the purchase price to the acquired identifiable tangible and intangible assets and assumed liabilities of IRC was based on the September 30, 2009 IRC balance sheet and other currently available information. The actual purchase price and the number of Royal Gold shares to be issued at the closing of the Arrangement may differ based on fluctuations in Royal Gold common stock price. For purposes of the preliminary purchase price allocation, the acquired Royalty Interests in Mineral Properties have been recorded at their estimated fair values based upon Royal Gold’s estimate of the expected future discounted cash flows associated with those assets. The final allocation may change upon actual closing and completion of a full valuation.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc. (Registrant)
Date: February 23, 2010	By:	/s/ Karen Gross
Karen Gross
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Designations, Preferences and Rights of the Special Voting Preferred Stock of Royal Gold, Inc.

4.2	Appendix I to Schedule B of the Amended and Restated Arrangement Agreement, dated January 15, 2010 but made effective as of December 17, 2009, among Royal Gold, Inc., RG Exchangeco Inc. and International Royalty Corporation (filed as Exhibit 2.1 to Royal Gold’s Form 8-K (Commission File No. 001-13357) dated January 22, 2010, and incorporated herein by reference)

10.1	Support Agreement, dated as of February 22, 2010, among Royal Gold, Inc., RG Callco Inc., and RG Exchangeco Inc.

10.2	Voting and Exchange Trust Agreement, dated as of February 22, 2010, among Royal Gold, Inc., RG Exchangeco Inc. and Computershare Trust Company of Canada

23.1	Consent of PricewaterhouseCoopers LLP

99.1	Press Release dated February 22, 2010